$725,650,000
 (Aproximate)

(Sponsor, Seller & Servicer)

Preliminary Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,
Series INABS 2006-D
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

September 5, 2006

Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

IndyMac Bank, F.S.B.

Home Equity Mortgage Loan Asset-Backed Trust,
Series INABS 2006-D
$725,650,000 (Approximate)

Structure Overview

Class(1)	Class Certificate Balance ($)(2)	Certificate Type	Expected WAL (yr) Call(3)/ Maturity(4)	Expected Principal Window Call(3) / Maturity(4)	Final Scheduled Distribution Date (5)	Initial Credit Enhancement(6)	Expected Ratings (S / M / F)

1A(7)	193,000,000	FLT / SR	Not Offered Herein				AAA/Aaa/ AAA
2A-1(7)	243,173,000	FLT / SR / SEQ	1.00 / 1.00	1 - 20 / 1 - 20	November 2036	22.80	AAA/Aaa/ AAA
2A-2(7)	125,449,000	FLT / SR / SEQ	2.00 / 2.00	20 - 28 / 20 - 28	November 2036	22.80	AAA/Aaa/ AAA
2A-3(7)	115,452,000	FLT / SR / SEQ	3.25 / 3.25	28 - 64 / 28 - 64	November 2036	22.80	AAA/Aaa/ AAA
2A-4(7)	56,326,000	FLT / SR / SEQ	6.26 / 8.00	64 - 77 / 64 - 178	November 2036	22.80	AAA/Aaa/ AAA
M-1(7,8)	37,525,000	FLT / MEZ	4.78 / 5.27	45 - 77 / 45 - 153	November 2036	18.85	AA+/Aa1/ AA+
M-2(7,8)	33,250,000	FLT / MEZ	4.65 / 5.13	43 - 77 / 43 - 145	November 2036	15.35	AA/Aa2/ AA
M-3(7,8)	19,475,000	FLT / MEZ	4.59 / 5.05	41 - 77 / 41 - 138	November 2036	13.30	AA-/Aa3/ AA-
M-4(7,8)	17,100,000	FLT / MEZ	4.55 / 5.00	40 - 77 / 40 - 133	November 2036	11.50	A+/A1/ A+
M-5(7,8)	17,100,000	FLT / MEZ	4.52 / 4.95	40 - 77 / 40 - 128	November 2036	9.70	A/A2/ A
M-6(7,8)	16,150,000	FLT / MEZ	4.50 / 4.90	39 - 77 / 39 - 122	November 2036	8.00	A-/A3/ A-
M-7(7,8)	12,350,000	FLT / MEZ	4.49 / 4.86	39 - 77 / 39 - 116	November 2036	6.70	BBB+/Baa1/ BBB+
M-8(7,8)	8,550,000	FLT / MEZ	4.47 / 4.80	38 - 77 / 38 - 110	November 2036	5.80	BBB/Baa2/ BBB
M-9(7,8)	11,400,000	FLT / MEZ	4.47 / 4.75	38 - 77 / 38 - 105	November 2036	4.60	BBB-/Baa3/ BBB-
M-10(7,8)	12,350,000	FLT / MEZ	4.46 / 4.66	37 - 77 / 37 - 97	November 2036	3.30	[BB+]/[Ba1]/ BBB-
M-11(7,8)	9,500,000	FLT / MEZ	Not Offered Herein				BB/Ba2/ BB+

(1)	The Class A and Class M Certificates will be subject to the related Net WAC Cap as described herein.
(2)	Subject to a variance of +/- 5%.
(3)	To 10% Optional Termination at the Pricing Speed.
(4)	To maturity at the Pricing Speed.
(5)	The Final Scheduled Distribution Date is November 2036. This date represents the Distribution Date occurring in the first month following the maturity date of the latest maturing Mortgage Loan.
(6)	Includes initial overcollateralization of 2.30%.
(7)
Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each class of Class A Certificates will increase to two times (2x) each such class’ initial certificate margin and the certificate margin for each class of Class M Certificates will increase to one-and-a-half times (1.5x) each such class’ initial certificate margin.

(8)	The Class M Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans:	4% CPR in month 1, building linearly to 23% CPR in month 12 and 23% CPR thereafter.
Adjustable-Rate Mortgage Loans:	2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Transaction Overview

Issuing Entity:	Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D. (The issuing entity is sometimes referred to herein as the “Trust”).
Depositor:	IndyMac MBS, Inc.
Sponsor, Seller and Servicer:	IndyMac Bank, F.S.B.
Co-Lead Underwriters:	UBS Securities LLC and Lehman Brothers, Inc.
Co-Managers:	Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., and Morgan Stanley & Co., Inc.
Trustee / Supplemental Interest Trustee / Custodian:	Deutsche Bank National Trust Company.
Swap Provider:	Bear Stearns Financial Products, Inc.
Group I Certificates:	The Class 1A Certificates.
Group II Certificates:	The Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates.
Class A Certificates:	The Group I Certificates and Group II Certificates.
Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Offered Certificates:	The Group II Certificates and Class M Certificates (other than Class M-11 Certificates).
Non-Offered Certificates:	The Group I Certificates, Class M-11 Certificates, Class C Certificates, Class P Certificates and Class R Certificates will not be offered herein.
Class Certificate Balance:	For any class of Certificates as of any date of determination, the aggregate certificate principal balance of all Certificates of such class as of that date.
Expected Pricing Date:	The week of September 4, 2006.
Expected Closing Date:	September 13, 2006.
Cut-off Date:
The close of business on September 1, 2006 with respect to Mortgage Loans delivered on the Closing Date.
The later of the close of business on the first day of the month in which such Mortgage Loan was purchase or the respective origination date for each Subsequent Mortgage Loan.

Record Date:	The close of business on the business day immediately preceding the related Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day), commencing October 25, 2006.
Determination Date:	With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.
Remittance Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, September 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Transaction Overview (Continued)

Interest Accrual Period:
With respect to the Class A and Class M Certificates, interest will initially accrue from the Closing Date to and including the day prior to the first Distribution Date. With respect to any Distribution Date thereafter, interest will accrue during the period from and including the preceding Distribution Date to and including the day prior to the current Distribution Date. Interest will accrue on the Class A and Class M Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Each class of the Class A and Class M Certificates will settle flat (no accrued interest).

Mortgage Loans:
A pool of adjustable-rate and fixed-rate, first and second lien, residential, closed-end, sub-prime mortgage loans (the “Mortgage Loans”) will be delivered to the trust. On the Closing date and each subsequent transfer date during the Funding Period. The Mortgage Loans will be separated into two groups. The “Group I Mortgage Loans” will have had principal balances at origination that conformed to Fannie Mae loan limits. The “Group II Mortgage Loans” will have had principal balances at origination that may or may not have conformed to Fannie Mae loan limits.
The information set forth herein, unless otherwise stated, is calculated as of the Cut-Off Date with respect to a preliminary pool of Mortgage Loans expected to be part of those delivered to the trust on the Closing Date (the “Statistical Pool”). The Statistical Pool consists of 3,398 Mortgage Loans with an aggregate stated principal balance as of the Cut-Off Date of approximately $691,436,424. The Group I Mortgage Loans included in the Statistical Pool consist of approximately 1,075 Mortgage Loans totaling approximately $201,466,715. The Group II Mortgage Loans included in the Statistical Pool consist of approximately 2,323 Mortgage Loans totaling approximately $489,969,709.
The aggregate principal balance of the Mortgage Loans included in the trust on the Closing Date is expected to be approximately $800,000,000. The aggregate principal balance of the Group I Mortgage Loans as of the Closing Date is expected to equal approximately $201,466,715. The aggregate principal balance of the Group II Mortgage Loans as of the Closing Date is expected to equal approximately $598,533,285. It is expected that the aggregate stated principal balance of the Mortgage Loans delivered to the trust on the Closing Date will not vary from the foregoing balances by more than plus or minus 5%.
The aggregate stated principal balance of the Mortgage Loans plus amounts deposited in the Pre-Funding Accounts included in the trust on the Closing Date is expected to be approximately $950,000,000.

Pre-Funding Accounts:
On the Closing Date, the Depositor will deliver to the Trustee approximately $150,000,000 of which approximately $48,533,285 will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the “Group I Pre-Funding Account”) and approximately $101,466,715, which will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the “Group II Pre-Funding Account,” and together with the Group I Pre-Funding Account, the “Pre-Funding Accounts”). The amounts on deposit in the Pre-Funding Accounts will be used to purchase Subsequent Mortgage Loans (as defined herein) during the Funding Period (as defined herein). Any amounts remaining in the Pre-Funding Accounts upon termination of the Funding Period will be distributed on the next Distribution Date to the applicable Class A Certificates in the manner set forth herein.

Funding Period:
The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amounts on deposit in the Pre-Funding Accounts have been reduced to zero or (ii) October 13, 2006.

Subsequent Mortgage Loans:	The aggregate principal amount of mortgage loans sold by the Seller to the Depositor and by the Depositor to the Trust during the Funding Period.

Total Cut-off Date Principal Balance:
The sum of (i) the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (ii) the aggregate stated principal balance of the Subsequent Mortgage Loans (as of their respective Cut-Off Dates) during the Funding Period.

Interest Coverage Accounts:
On the Closing Date, the Depositor may pay to the Trustee for deposit in the Group I and Group II Interest Coverage Accounts, amounts to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the Funding Period and to the inclusion of recently-originated Mortgage Loans for which the first scheduled payment occurs after the first Remittance Period.

Transaction Overview (Continued)
Servicing Fee Rate:	0.500% per annum.

Trustee Fee Rate:	0.0035% per annum.

Administrative Fee:
The Administrative Fee equals one twelfth of the product of (x) the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate and (y) the aggregate stated principal balance of the Mortgage Loans. The Administrative Fee will be paid monthly.

Advances:
The Servicer will be required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. The Servicer will be entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Optional Termination:	The Servicer will be permitted to purchase all of the Mortgage Loans and REO properties and retire the Class A and Class M Certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate stated principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the Total Cut-off Date Principal Balance.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.

Form of Registration:
It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, which may include delivery through Clearstream, Société Anonyme or Euroclear System.

ERISA Considerations:
The Offered Certificates are expected to be ERISA eligible, subject to certain investor-based qualifications prior to termination of the Supplemental Interest Trust. If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an Offered Certificate.

SMMEA Eligibility:	None of the offered certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Credit Enhancement

Credit Enhancement:	1)	Total Monthly Excess Spread;
	2)	Overcollateralization Amount; and
	3)	Subordination

Overcollateralization Amount:
The Overcollateralization Amount (the “OC”) with respect to any Distribution Date will be the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts over (b) the sum of the Class Certificate Balances of the Class A Certificates, the Class M Certificates, and the Class P Certificates (after taking into account the distribution of principal on such Distribution Date).

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the product of (x) 2.30% and (y) the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.60% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period and (y) the product of (a) 0.50% and (b) the sum of the (1) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (2) the original amounts on deposit in the Pre-Funding Accounts and (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The OC on the Closing Date will equal the Overcollateralization Target Amount for the first Distribution Date.

Extra Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the OC on such Distribution Date (calculated for this purpose only assuming 100% of the principal remittance amount on such Distribution Date has been distributed) and (ii) the Total Monthly Excess Spread for such Distribution Date.

Excess Overcollateralization Amount:
With respect to any Distribution Date, the excess of (x) the OC, assuming that 100% of the principal portion of Available Funds has been distributed on such date over (y) the Overcollateralization Target Amount.

Available Funds:
With respect to any Distribution Date, the excess of (x) the sum of (i) amounts collected or advanced on the Mortgage Loans during the related Remittance Period and Prepayment Period (net of the Administrative Fee) and (ii) any amounts withdrawn from the Interest Coverage Account and, on the Distribution Date after the Funding Period, any amounts remaining on deposit in the Pre-Funded Accounts, less (y) the sum of (i) any Net Swap Payments paid by the trust and (ii) any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) and (iii) expenses reimbursable to the Servicer and the Trustee.

Total Monthly Excess Spread:
With respect to any Distribution Date, the excess of Available Funds over amounts distributed to certificate holders as interest and principal (assuming for this purpose only that the Extra Principal Distribution Amount for that Distribution Date is equal to zero) pursuant to the “Interest Payment Priority” and “Principal Payment Priority” described herein.

Credit Enhancement (Continued)

Credit Enhancement Percentage:
With respect to each class of Class A Certificates and Class M Certificates on any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Balance of the class or classes subordinate thereto (including the OC), calculated after taking into account distributions of principal to the certificate holders then entitled to distributions of principal on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts.

Credit Enhancement Percentage
Certificate Class	Closing Date	After Stepdown Date
A	22.80%	45.60%
M-1	18.85%	37.70%
M-2	15.35%	30.70%
M-3	13.30%	26.60%
M-4	11.50%	23.00%
M-5	9.70%	19.40%
M-6	8.00%	16.00%
M-7	6.70%	13.40%
M-8	5.80%	11.60%
M-9	4.60%	9.20%
M-10	3.30%	6.60%
M-11	2.30%	4.60%

Stepdown Date:
The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in October 2009 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 45.60%.

Credit Enhancement (Continued)
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the percentage obtained by dividing (x) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 35.00% of the prior period's Credit Enhancement Percentage for the Class A Certificates; or

(b)  the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Remittance Period divided by the Total Cut-off Date Principal Balance, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
October 2008 through September 2009	1.45 % for the first month, plus an additional 1/12th of 1.75% for each month thereafter
October 2009 through September 2010	3.20% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
October 2010 through September 2011	5.05% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
October 2011 through September 2012	6.55% for the first month, plus an additional 1/12th of 0.80% for each month thereafter
October 2012 through September 2013	7.35% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
October 2013 and thereafter	7.40%

Payment of Interest

Pass-Through Rate:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Cap for such Distribution Date.

Formula Rate:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap.

Group I Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group I Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group I Mortgage Loans and the amount in the Group I Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment and Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period (adjusted to reflect the principal prepayments on the Group I Mortgage Loans during the Prepayment Period that includes such first day) plus any amounts on deposit in the Group I Pre-Funding Account.

Group I Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment and Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period, plus any amounts on deposit in the Group I Pre-Funding Account.

Payment of Interest (Continued)
Group II Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group II Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group II Mortgage Loans and the amount in the Group II Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment and Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period (adjusted to reflect the principal prepayments on the Group II Mortgage Loans during the Prepayment Period that includes such first day) plus any amounts on deposit in the Group II Pre-Funding Account.

Group II Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment and Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made by the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period.

Payment of Interest (Continued)

Subordinated Net WAC Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group and the amount in the related Pre-Funding Account, the aggregate Class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Net WAC Cap and (ii) the Group II Net WAC Cap.

Subordinated Maximum Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, including amounts in the related pre-funding account, the aggregate Class Certificate Balance of the related Class A Certificates, before distributions on the related Distribution Date) of (i) the Group I Maximum Cap and (ii) the Group II Maximum Cap.

Accrued Certificate Interest:
With respect to each class of Class A and Class M Certificates and on any Distribution Date, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), by the allocable share, if any, for such class, of prepayment interest shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, in each case to the extent such shortfalls are not offset by interest accrued on the Class C Certificates.

Unpaid Interest Amounts:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the sum of (i) the excess of (A) the Accrued Certificate Interest for such class with respect to the prior Distribution Date, plus any undistributed Unpaid Interest Amounts from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Expense Adjusted Net Mortgage Rate:
The per annum rate equal to the weighted average of the mortgage rates of the Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loans as of the opening of business on the first day of the related Remittance Period minus the sum of (a) the Trustee Fee Rate and (b) the Servicing Fee Rate.

Compensating Interest:
The lesser of (i) prepayment interest shortfalls and (ii) the product of (a) 0.125% multiplied by (b) one-twelfth multiplied by (c) the aggregate stated principal balance of the Mortgage Loans as of the first day of the prior month.

Payment of Interest (Continued)

Swap Agreement:
On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement with an initial notional amount of $3,800,000. Under the Swap Agreement, the Supplemental Interest Trust will be obligated to pay the Swap Provider an amount equal to the product of (X) a fixed rate equal to 5.1975% per annum (y) the product of (i) the notional amount as set forth in the Swap Agreement and (ii) 250, and (z) a fraction, the numerator of which is 30 (or , for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

Generally, the Net Swap Payment will be deposited into the Supplemental Interest Trust pursuant to the pooling and servicing agreement.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificate holders (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, which Swap Termination Payments will be subordinated to all distributions to certificate holders).

Payment of Interest (Continued)

Swap Agreement (continued):
On each Distribution Date, amounts on deposit in the Supplemental Interest Trust for payment to the Swap Provider will be distributed as follows, to pay:

(i)  the Swap Provider, the Net Swap Payment, if any due to the Swap Provider; and

(ii)  the Swap Provider, the Swap Termination Payment, if any, owed to the Swap Provider.

On each Distribution Date, after distribution of the Available Funds for such Distribution Date, the amount of any Net Swap Payments on deposit in the Supplemental Interest Trust received from the Swap Provider will be distributed as follows to pay:

(i)  any portion of Accrued Certificate Interest remaining unpaid on such Distribution Date, and any accrued Unpaid Interest Amounts on the Class A Certificates, pro rata and then to pay any portion of Accrued Certificate Interest remaining unpaid on such Distribution Date and any accrued Unpaid Interest Amounts from prior Distribution Dates on the Class M Certificates, sequentially;

(ii)  any principal on the Class A Certificates and the Class M Certificates in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  any Realized Loss Amounts remaining on the Class M Certificates, sequentially; and

(iv)  any unpaid Net WAC Cap Carryforward Amount on the Class A Certificates, pro rata, and then to pay any unpaid Net WAC Cap Carryforward Amount on the Class M Certificates, sequentially.

Payment of Interest (Continued)
Net WAC Cap Carryforward Amount:
With respect to the Class A and Class M Certificates on any Distribution Date, (i) the excess of (a) the amount of interest a class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Cap, over (b) the amount of interest such class accrued for such Distribution Date based on the related Net WAC Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Cap. The Net WAC Cap Carryforward Amount will be distributed from certain amounts received by the Supplemental Interest Trust Administrator from the Swap Agreement and from the Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of the Class A and Class M Certificates will not address the likelihood of the payment of any Net WAC Cap Carryforward Amount and expenses reimbursable to the Servicer and the Trustee..

Group I Interest Remittance Amount:
With respect to any Distribution Date, the excess of (x) the portion of clause (x)(i) and (x)(ii) of Available Funds with respect to the Group I Mortgage Loans attributable to interest over (y) the Group I Allocation Percentage of any Net Swap Payment owed to the Swap Provider and the Group I Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) and expenses reimbursable to the Servicer and the Trustee from such Mortgage Loans.

Group II Interest Remittance Amount:
With respect to any Distribution Date, the excess of (x) the portion of clause (i) and (ii) of Available Funds with respect to the Group II Mortgage Loans attributable to interest over (y) the Group II Allocation Percentage of any Net Swap Payment owed to the Swap Provider and the Group II Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) and expenses reimbursable to the Servicer and the Trustee from such Mortgage Loans.

Payment of Interest (Continued)
Interest Payment Priority:
On each Distribution Date, the interest distributions will be made in the following order of priority:

(A)     From the Group I Interest Remittance Amount to pay:

(i)  to the holders of the Class 1A Certificates, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(ii)  concurrently, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date.

(B)     From the Group II Interest Remittance Amount to pay:

(i)  to the holders of the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(ii)  concurrently, to the Class 1A Certificates, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date.

(C)      From the remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount, sequentially to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates in that order, the Accrued Certificate Interest for each such class.

(D)      Any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed pursuant to clauses (A), (B) and (C) above will constitute a portion of Total Monthly Excess Spread, if any, for such Distribution Date.

Payment of Principal
Group I Principal Distribution Amount:
With respect to any Distribution Date, the excess of (x) the portion of Available Funds with respect to the Group I Mortgage Loans attributable to principal over (y) the Group I Allocation Percentage of the Excess Overcollateralization Amount and (ii) the Group I Allocation Percentage of the Extra Principal Distribution Amount.

Group II Principal Distribution Amount:
With respect to any Distribution Date, the excess of (x) the portion of Available Funds with respect to the Group II Mortgage Loans attributable to principal over (y) the Group I Allocation Percentage of the Excess Overcollateralization Amount and (ii) the Group II Allocation Percentage of the Extra Principal Distribution Amount.

Group I Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group I Mortgage Loans plus (ii) any amount in the Group I Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Group II Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group II Mortgage Loans plus (ii) any amount in the Group II Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Payment of Principal (Continued)
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal collections and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)  The Group I Allocation Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)  to the Class 1A Certificates, until the Class Certificate Balance of such class has been reduced to zero; and

(iii)  sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, in that order, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each Group II Certificate).

(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)  The Group II Allocation Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount and the Group I Interest Remittance Amount;

(ii)  sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, in that order, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each Group II Certificate); and

(iii)  to the Class 1A Certificates, until the Class Certificate Balance of such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):
(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distributions pursuant to clauses (A) and (B) above will be applied as follows:

(i)  to the Class M-1 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(ii)  to the Class M-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(iii)  to the Class M-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-5 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-6 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-7 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-8 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class M-9 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(x)  to the Class M-10 Certificates until the Class Certificate Balance thereof has been reduced to zero; and
(xi)  to the Class M-11 Certificates until the Class Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority:
On each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, principal collections and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) will be distributed as follows:

(i)  to pay the Group I Allocation Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount;

(ii)   to the Class 1A Certificates, the Group I Senior Principal Distribution Amount, until the Class Certificate Balance of such class has been reduced to zero; and

(iii)  sequentially, to the Class 2A-1 Certificates, Class 2A-2 Certificates, Class 2A-3 Certificates and Class 2A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (B)(ii) below, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Certificate Balance of each Class A Certificate).

(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:

(i)  to pay the Group II Allocation Percentage of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) remaining undistributed after distribution of the Group II Interest Remittance Amount and the Group I Interest Remittance Amount;

(ii)  sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, the Group II Senior Principal Distribution Amount, in that order, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each Group II Certificate); and

(iii)  to the Class 1A Certificates, the Group I Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (A)(ii) above, until the Class Certificate Balance of such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):
(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distribution pursuant to clauses (A) and (B) above will be applied as follows:

(i)  to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ii)  to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iii)  to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(x)  to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
(xi)  to the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)

Group I Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the Class Certificate Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.40% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group I Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group I Pre-Funding Account.

Group II Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.40% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group II Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group II Pre-Funding Account.

Class M-1 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of principal to such class on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-2 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-3 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-4 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.00% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-5 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-6 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.00% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-7 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-8 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-9 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-10 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-11 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Allocation of Losses

Realized Losses:
The excess of the stated principal balance of a defaulted mortgage loan over the net liquidation proceeds that are allocated to the principal balance of such mortgage loan. To the extent the Servicer receives subsequent recoveries with respect to any mortgage loan, the amount of any Realized Loss with respect to that mortgage loan will be reduced by such subsequent recoveries. Realized Losses refer to the aggregate amount of losses on the Mortgage Loans.

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by Total Monthly Excess Spread and the OC. If on any Distribution Date, the aggregate Class Certificate Balance of the Class A Certificates and Class M Certificates after giving effect to principal distributions on such date exceeds the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Any such allocation to a class of Certificates will be effected by reducing the class Certificate Balance of such class.
Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Payment of Total Monthly Excess Spread
Total Monthly Excess Spread Distributions:
With respect to any Distribution Date, any Total Monthly Excess Spread will be distributed in the following order:

(i) to the Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount to be distributed in accordance with the principal distribution priorities described above;
(ii) to the Class M-1 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(iii) to the Class M-1 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(iv) to the Class M-2 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(v) to the Class M-2 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(vi) to the Class M-3 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(vii) to the Class M-3 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(viii) to the Class M-4 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(ix) to the Class M-4 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(x) to the Class M-5 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xi) to the Class M-5 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xii) to the Class M-6 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xiii) to the Class M-6 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;

Payment of Total Monthly Excess Spread (Continued)
Total Monthly Excess Spread Distributions (continued):
(xiv) to the Class M-7 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xv) to the Class M-7 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xvi) to the Class M-8 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xvii) to the Class M-8 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xviii) to the Class M-9 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xix) to the Class M-9 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xx) to the Class M-10 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xxi) to the Class M-10 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xxii) to the Class M-11 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xxiii) to the Class M-11 Certificates, in an amount equal to the previously allocated and unreimbursed Realized Loss Amounts;
(xxiv) to the Class A and Class M Certificates any Net WAC Cap Carryforward Amount for such classes;
(xxv) to the Supplemental Interest Trust for payment to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with the respect to the Swap Provider and not previously paid, and
(xxvi) to the Class C Certificates, as provided in the pooling and servicing agreement.

Swap Notional Schedule

Period	Notional Amount ($)	Swap Strike (%)	Period	Notional Amount ($)	Swap Strike (%)
1	3,800,000	5.1975	31	910,436	5.1975
2	3,772,660	5.1975	32	863,556	5.1975
3	3,733,004	5.1975	33	819,224	5.1975
4	3,681,208	5.1975	34	777,288	5.1975
5	3,617,256	5.1975	35	737,616	5.1975
6	3,541,252	5.1975	36	700,092	5.1975
7	3,453,408	5.1975	37	664,584	5.1975
8	3,354,044	5.1975	38	630,984	5.1975
9	3,243,776	5.1975	39	599,180	5.1975
10	3,123,228	5.1975	40	569,072	5.1975
11	2,994,848	5.1975	41	540,564	5.1975
12	2,862,408	5.1975	42	513,572	5.1975
13	2,733,324	5.1975	43	488,012	5.1975
14	2,607,856	5.1975	44	463,800	5.1975
15	2,488,232	5.1975	45	440,864	5.1975
16	2,374,128	5.1975	46	419,128	5.1975
17	2,265,340	5.1975	47	398,532	5.1975
18	2,161,640	5.1975	48	379,012	5.1975
19	2,061,756	5.1975	49	360,508	5.1975
20	1,966,160	5.1975	50	342,964	5.1975
21	1,863,872	5.1975	51	326,332	5.1975
22	1,751,796	5.1975	52	310,556	5.1975
23	1,609,380	5.1975	53	295,588	5.1975
24	1,479,248	5.1975	54	281,392	5.1975
25	1,348,932	5.1975	55	267,924	5.1975
26	1,236,856	5.1975	56	255,140	5.1975
27	1,142,888	5.1975	57	243,008	5.1975
28	1,074,904	5.1975	58	231,488	5.1975
29	1,012,448	5.1975	59	220,552	5.1975
30	960,012	5.1975	60	210,168	5.1975

Sensitivity Analysis
To Optional Termination Date

Class	PPC:	50%	75%	100%	125%	150%
2A-1	Avg Life (yrs)	1.57	1.21	1.00	0.86	0.77
	First Principal Payment Period	1	1	1	1	1
	Last Principal Payment Period	33	24	20	17	14
2A-2	Avg Life (yrs)	3.65	2.50	2.00	1.72	1.50
	First Principal Payment Period	33	24	20	17	14
	Last Principal Payment Period	58	39	28	23	21
2A-3	Avg Life (yrs)	7.38	4.91	3.25	2.28	1.98
	First Principal Payment Period	58	39	28	23	21
	Last Principal Payment Period	132	87	64	32	26
2A-4	Avg Life (yrs)	12.76	8.53	6.26	3.55	2.40
	First Principal Payment Period	132	87	64	32	26
	Last Principal Payment Period	157	105	77	59	31
M-1	Avg Life (yrs)	8.70	5.83	4.78	4.94	3.93
	First Principal Payment Period	51	38	45	57	31
	Last Principal Payment Period	157	105	77	59	47
M-2	Avg Life (yrs)	8.70	5.82	4.65	4.58	3.95
	First Principal Payment Period	51	37	43	50	46
	Last Principal Payment Period	157	105	77	59	47
M-3	Avg Life (yrs)	8.70	5.82	4.59	4.28	3.77
	First Principal Payment Period	51	37	41	47	42
	Last Principal Payment Period	157	105	77	59	47
M-4	Avg Life (yrs)	8.70	5.82	4.55	4.14	3.58
	First Principal Payment Period	51	37	40	45	40
	Last Principal Payment Period	157	105	77	59	47
M-5	Avg Life (yrs)	8.70	5.82	4.52	4.03	3.45
	First Principal Payment Period	51	37	40	43	38
	Last Principal Payment Period	157	105	77	59	47
M-6	Avg Life (yrs)	8.70	5.82	4.50	3.95	3.35
	First Principal Payment Period	51	37	39	41	36
	Last Principal Payment Period	157	105	77	59	47
M-7	Avg Life (yrs)	8.70	5.82	4.49	3.89	3.28
	First Principal Payment Period	51	37	39	40	35
	Last Principal Payment Period	157	105	77	59	47
M-8	Avg Life (yrs)	8.70	5.82	4.47	3.85	3.23
	First Principal Payment Period	51	37	38	40	35
	Last Principal Payment Period	157	105	77	59	47
M-9	Avg Life (yrs)	8.70	5.82	4.47	3.82	3.20
	First Principal Payment Period	51	37	38	39	34
	Last Principal Payment Period	157	105	77	59	47
M-10	Avg Life (yrs)	8.70	5.82	4.46	3.79	3.16
	First Principal Payment Period	51	37	37	38	33
	Last Principal Payment Period	157	105	77	59	47
M-11	Avg Life (yrs)	8.69	5.81	4.44	3.76	3.13
	First Principal Payment Period	51	37	37	38	33
	Last Principal Payment Period	157	105	77	59	47

Structuring Assumptions:
(1)
The Optional Termination Date is the first distribution date on which the aggregate stated principal balance of the mortgage loans, after giving effect to distributions to be made on that distribution date, is less than 10% of the total cut-off date principal balance.

(2)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3310%, 5.4313% and 5.4100%, respectively.
(3)	Assumes no losses.
(4)	Assumes 100% Pricing Speed.
(5)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(6)	Assumes a closing date of September 13, 2006.
(7)	Assumes a first pay date of October 25, 2006.
(8)	Assumes a cut-off date of September 1, 2006.

Sensitivity Analysis
To Maturity

Class	PPC:	50%	75%	100%	125%	150%
2A-1	Avg Life (yrs)	1.57	1.21	1.00	0.86	0.77
	First Principal Payment Period	1	1	1	1	1
	Last Principal Payment Period	33	24	20	17	14
2A-2	Avg Life (yrs)	3.65	2.50	2.00	1.72	1.50
	First Principal Payment Period	33	24	20	17	14
	Last Principal Payment Period	58	39	28	23	21
2A-3	Avg Life (yrs)	7.38	4.91	3.25	2.28	1.98
	First Principal Payment Period	58	39	28	23	21
	Last Principal Payment Period	132	87	64	32	26
2A-4	Avg Life (yrs)	15.76	10.80	8.00	4.69	2.40
	First Principal Payment Period	132	87	64	32	26
	Last Principal Payment Period	317	234	178	141	31
M-1	Avg Life (yrs)	9.57	6.47	5.27	5.78	6.30
	First Principal Payment Period	51	38	45	57	31
	Last Principal Payment Period	287	204	153	119	114
M-2	Avg Life (yrs)	9.55	6.45	5.13	4.96	4.52
	First Principal Payment Period	51	37	43	50	46
	Last Principal Payment Period	274	192	145	113	91
M-3	Avg Life (yrs)	9.52	6.43	5.05	4.64	4.07
	First Principal Payment Period	51	37	41	47	42
	Last Principal Payment Period	263	183	138	107	86
M-4	Avg Life (yrs)	9.50	6.41	5.00	4.49	3.86
	First Principal Payment Period	51	37	40	45	40
	Last Principal Payment Period	256	178	133	103	83
M-5	Avg Life (yrs)	9.46	6.39	4.95	4.37	3.72
	First Principal Payment Period	51	37	40	43	38
	Last Principal Payment Period	247	173	128	99	80
M-6	Avg Life (yrs)	9.42	6.35	4.90	4.27	3.61
	First Principal Payment Period	51	37	39	41	36
	Last Principal Payment Period	238	166	122	95	76
M-7	Avg Life (yrs)	9.36	6.31	4.86	4.18	3.51
	First Principal Payment Period	51	37	39	40	35
	Last Principal Payment Period	227	157	116	90	72
M-8	Avg Life (yrs)	9.30	6.27	4.80	4.12	3.44
	First Principal Payment Period	51	37	38	40	35
	Last Principal Payment Period	216	149	110	85	68
M-9	Avg Life (yrs)	9.22	6.21	4.75	4.05	3.38
	First Principal Payment Period	51	37	38	39	34
	Last Principal Payment Period	207	143	105	81	65
M-10	Avg Life (yrs)	9.06	6.09	4.66	3.95	3.29
	First Principal Payment Period	51	37	37	38	33
	Last Principal Payment Period	193	132	97	75	60
M-11	Avg Life (yrs)	8.81	5.89	4.49	3.81	3.17
	First Principal Payment Period	51	37	37	38	33
	Last Principal Payment Period	175	117	86	66	53

Structuring Assumptions:
(1)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3310%, 5.4313% and 5.4100%, respectively.
(2)	Assumes no losses.
(3)	Assumes 100% Pricing Speed.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

Breakeven Analysis
Static

Class	M1	M2	M3	M4	M5	M6
Rating (S / M / F)	AA+/Aa1/ AA+	AA/Aa2/ AA	AA-/Aa3/ AA-	A+/A1/ A+	A/A2/ A	A-/A3/ A-

Default (CDR)	31.60	25.08	21.72	19.01	16.49	14.24
Collateral Loss (%)	22.62%	19.59%	17.81%	16.23%	14.65%	13.13%

Class	M7	M8	M9	M10	M11
Rating (S / M / F)	BBB+/Baa1/ BBB+	BBB/Baa2/ BBB	BBB-/Baa3/ BBB-	BB+/Ba1/ BBB-	BB/Ba2/ BB+

Default (CDR)	12.56	11.41	9.88	8.38	7.59
Collateral Loss (%)	11.91%	11.04%	9.82%	8.57%	7.87%

Breakeven Analysis
Forward

Class	M1	M2	M3	M4	M5	M6
Rating (F / M / S)	AA+/Aa1/ AA+	AA/Aa2/ AA	AA-/Aa3/ AA-	A+/A1/ A+	A/A2/ A	A-/A3/ A-

Default (CDR)	31.51	25.01	21.67	18.97	16.45	14.21
Collateral Loss (%)	22.58%	19.55%	17.78%	16.21%	14.62%	13.11%

Class	M7	M8	M9	M10	M11
Rating (F / M / S)	BBB+/Baa1/ BBB+	BBB/Baa2/ BBB	BBB-/Baa3/ BBB-	BB+/Ba1/ BBB-	BB/Ba2/ BB+

Default (CDR)	12.53	11.39	9.85	8.36	7.57
Collateral Loss (%)	11.89%	11.02%	9.80%	8.55%	7.86%

Structuring Assumptions:
Run at Pricing Speed to maturity.
All trigger events failing.
12 month lag to recovery.
"Break" is CDR that creates the first dollar loss on the related bond.
Defaults are in addition to prepayments.
Servicer advances 100% until liquidation.
Assumes 100% PPC
Assumes 40% Loss Severity
Forward curve and static curves are provided in the Excess Spread Tables on pages 36 and 37.
Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
Assumes a closing date of September 13, 2006.
Assumes a first pay date of October 25, 2006.
Assumes a cut-off date of September 1, 2006.

Net WAC Cap (%) for the Group I Certificates

Period	NWC (1), (3)	NWC (2), (3)	Period	NWC (1), (3)	NWC (2), (3)
1	N/A	N/A	40	9.57	17.68
2	7.69	22.63	41	9.57	17.53
3	7.95	22.66	42	10.48	18.77
4	7.69	22.50	43	9.56	17.72
5	7.69	22.41	44	9.87	18.01
6	8.28	22.60	45	9.54	17.57
7	7.69	22.17	46	9.85	17.74
8	7.95	22.11	47	9.53	17.32
9	7.69	21.83	48	9.55	17.24
10	7.95	21.73	49	9.86	17.43
11	7.69	21.41	50	9.55	17.01
12	7.69	21.17	51	9.86	17.21
13	7.95	21.03	52	9.53	16.78
14	7.69	20.68	53	9.53	16.67
15	7.95	20.56	54	10.45	17.57
16	7.69	20.21	55	9.51	16.45
17	7.69	19.98	56	9.82	16.66
18	8.19	20.01	57	9.50	16.24
19	7.70	19.53	58	9.81	16.46
20	7.95	19.44	59	9.49	16.06
21	7.70	19.06	60	9.55	16.14
22	7.95	18.90	61	9.88	11.72
23	7.70	18.34	62	9.58	11.38
24	8.98	19.30	63	9.89	11.75
25	9.43	19.20	64	9.57	11.35
26	9.49	19.01	65	9.56	11.33
27	9.79	18.88	66	10.21	12.10
28	9.47	18.43	67	9.54	11.30
29	9.46	18.20	68	9.85	11.66
30	10.39	19.23	69	9.53	11.27
31	9.53	18.33	70	9.84	11.63
32	9.87	18.52	71	9.51	11.23
33	9.54	18.10	72	9.50	11.22
34	9.85	18.19	73	9.81	11.58
35	9.54	17.79	74	9.49	11.19
36	9.58	18.10	75	9.79	11.55
37	9.90	18.27	76	9.47	11.16
38	9.59	17.98	77	9.46	11.14
39	9.90	18.10

Structuring Assumptions:
(1)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3300%, 5.4313% and 5.4100%, respectively, and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(2)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(3)	Assumes Net Swap Payments are included, as applicable.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

Net WAC Cap (%) for the Group II Certificates

Period	NWC (1), (3)	NWC (2), (3)	Period	NWC (1), (3)	NWC (2), (3)
1	N/A	N/A	40	9.33	17.48
2	7.69	22.62	41	9.32	17.56
3	7.94	22.66	42	10.21	18.56
4	7.69	22.50	43	9.31	17.49
5	7.69	22.40	44	9.61	17.74
6	8.28	22.59	45	9.30	17.31
7	7.68	22.16	46	9.60	17.48
8	7.94	22.10	47	9.29	17.07
9	7.68	21.83	48	9.30	16.99
10	7.94	21.72	49	9.61	17.18
11	7.68	21.40	50	9.30	16.79
12	7.68	21.16	51	9.60	16.97
13	7.94	21.02	52	9.29	16.55
14	7.68	20.67	53	9.28	16.44
15	7.94	20.55	54	10.18	17.31
16	7.68	20.20	55	9.27	16.22
17	7.68	19.97	56	9.57	16.43
18	8.18	20.00	57	9.25	16.02
19	7.68	19.52	58	9.55	16.23
20	7.94	19.44	59	9.29	15.98
21	7.70	19.07	60	9.36	16.07
22	7.95	18.90	61	9.66	11.62
23	8.40	19.14	62	9.36	11.29
24	9.05	19.40	63	9.67	11.65
25	9.34	19.15	64	9.35	11.26
26	9.29	18.85	65	9.34	11.24
27	9.59	18.73	66	9.97	12.00
28	9.28	18.28	67	9.32	11.21
29	9.27	18.32	68	9.62	11.56
30	10.13	19.10	69	9.30	11.17
31	9.27	18.17	70	9.60	11.52
32	9.59	18.34	71	9.29	11.14
33	9.27	17.93	72	9.28	11.12
34	9.58	18.00	73	9.58	11.47
35	9.28	17.87	74	9.26	11.09
36	9.32	17.97	75	9.56	11.44
37	9.64	18.09	76	9.24	11.05
38	9.34	17.78	77	9.23	11.03
39	9.65	17.90

Structuring Assumptions:
(1)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3300%, 5.4313% and 5.4100%, respectively, and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(2)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(3)	Assumes Net Swap Payments are included, as applicable.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

Net WAC Cap (%) for the Class M Certificates

Period	NWC (1), (3)	NWC (2), (3)	Period	NWC (1), (3)	NWC (2), (3)
1	N/A	N/A	40	9.40	17.54
2	7.69	22.62	41	9.39	17.56
3	7.94	22.66	42	10.28	18.62
4	7.69	22.50	43	9.38	17.55
5	7.69	22.41	44	9.68	17.81
6	8.28	22.59	45	9.36	17.38
7	7.69	22.16	46	9.67	17.55
8	7.94	22.10	47	9.35	17.14
9	7.69	21.83	48	9.37	17.06
10	7.94	21.73	49	9.68	17.25
11	7.69	21.40	50	9.37	16.85
12	7.69	21.16	51	9.67	17.04
13	7.94	21.02	52	9.35	16.61
14	7.69	20.67	53	9.35	16.50
15	7.94	20.55	54	10.25	17.38
16	7.69	20.20	55	9.33	16.28
17	7.69	19.97	56	9.63	16.49
18	8.18	20.00	57	9.32	16.08
19	7.69	19.52	58	9.62	16.29
20	7.95	19.44	59	9.34	16.00
21	7.70	19.07	60	9.41	16.09
22	7.95	18.90	61	9.72	11.65
23	8.21	18.93	62	9.42	11.32
24	9.03	19.37	63	9.73	11.68
25	9.36	19.16	64	9.40	11.28
26	9.35	18.89	65	9.40	11.27
27	9.65	18.77	66	10.04	12.02
28	9.33	18.32	67	9.38	11.23
29	9.32	18.29	68	9.68	11.59
30	10.20	19.14	69	9.36	11.20
31	9.34	18.21	70	9.67	11.55
32	9.66	18.39	71	9.35	11.16
33	9.34	17.97	72	9.34	11.15
34	9.65	18.05	73	9.64	11.50
35	9.35	17.85	74	9.32	11.12
36	9.39	18.00	75	9.62	11.47
37	9.71	18.13	76	9.30	11.08
38	9.41	17.83	77	9.29	11.06
39	9.72	17.96

Structuring Assumptions:
(1)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3300%, 5.4313% and 5.4100%, respectively, and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(2)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(3)	Assumes Net Swap Payments are included, as applicable.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

Excess Spread Table

	Static Index(3)	FWD Index	FWD	FWD	FWD
Period	XS (%)	XS (%)	1ML (%)	6ML (%)	1YRL (%)
1	N/A	N/A	5.33000	5.43125	5.41000
2	2.61846	2.61997	5.36332	5.46271	5.45234
3	2.61849	2.62020	5.42861	5.45615	5.42832
4	2.61425	2.61706	5.40506	5.43399	5.39254
5	2.61138	2.61362	5.40062	5.41218	5.35968
6	2.63024	2.63023	5.40773	5.38018	5.32776
7	2.60397	2.60511	5.39898	5.33741	5.28909
8	2.60776	2.60786	5.32455	5.29541	5.25463
9	2.59414	2.59424	5.30871	5.25567	5.22645
10	2.60107	2.60311	5.28228	5.21210	5.19778
11	2.58179	2.58582	5.20185	5.16809	5.16963
12	2.57512	2.58281	5.17258	5.13723	5.15204
13	2.58950	2.60687	5.13249	5.10222	5.13337
14	2.56219	2.58403	5.08509	5.07654	5.12091
15	2.58213	2.61508	5.05189	5.06199	5.11544
16	2.54875	2.58627	5.02426	5.04809	5.11003
17	2.54210	2.58539	5.01542	5.03843	5.10967
18	2.60965	2.66321	4.98739	5.03481	5.11140
19	2.52870	2.58894	4.97082	5.03359	5.11528
20	2.56617	2.62874	4.99731	5.03556	5.12061
21	2.52411	2.59303	4.97403	5.03867	5.12830
22	2.56199	2.64121	4.96901	5.04332	5.13584
23	3.03296	3.04160	4.99699	5.04969	5.14489
24	3.87197	3.80556	4.98038	5.05801	5.15524
25	3.95726	3.89777	4.98105	5.06748	5.16539
26	4.17740	4.08753	5.01283	5.07643	5.17667
27	4.23272	4.15138	5.00036	5.08767	5.18774
28	4.14409	4.06932	5.00750	5.09853	5.19877
29	4.13155	4.06021	5.04313	5.11140	5.21208
30	4.39132	4.31294	5.03642	5.12096	5.22237
31	4.14223	4.07412	5.04036	5.13161	5.23416
32	4.23594	4.15616	5.07234	5.14399	5.24533
33	4.13907	4.06838	5.06688	5.15468	5.25708
34	4.21972	4.14464	5.07587	5.16631	5.26800
35	4.13956	4.07084	5.10481	5.17885	5.27952
36	4.17737	4.13112	5.10272	5.18948	5.29102
37	4.27179	4.22167	5.11053	5.20085	5.30191
38	4.09969	4.05404	5.13296	5.21133	5.31503
39	4.23598	4.18963	5.13341	5.22282	5.32549

Structuring Assumptions:
(1)	Assumes the Pricing Speed.
(2)
Calculated as (a) interest on the collateral and swap collections, less swap payments and total interest on the Offered and Non-Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

(3)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3300%, 5.4313% and 5.4100%, respectively, and the cashflows are run to The Optional Termination Date at the Pricing Speed.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

Excess Spread Table (Continued)

	Static Index(3)	FWD Index	FWD	FWD	FWD
Period	XS (%)	XS (%)	1ML (%)	6ML (%)	1YRL (%)
40	4.13749	4.08968	5.14732	5.23331	5.33773
41	4.13221	4.08660	5.17160	5.24594	5.35067
42	4.44092	4.40603	5.17330	5.25477	5.36127
43	4.11871	4.09130	5.17917	5.26470	5.37378
44	4.21983	4.18942	5.19588	5.27766	5.38503
45	4.10442	4.07695	5.19794	5.28797	5.39716
46	4.20721	4.17326	5.20825	5.30044	5.40841
47	4.09440	4.06459	5.22950	5.31352	5.42147
48	4.10838	4.09686	5.23342	5.32634	5.43137
49	4.22165	4.20315	5.24611	5.33973	5.44228
50	4.10568	4.08736	5.26359	5.35241	5.45037
51	4.21240	4.19068	5.26887	5.36242	5.44309
52	4.08532	4.05598	5.28461	5.37356	5.43439
53	4.07491	4.04361	5.30935	5.38470	5.42361
54	4.42520	4.40726	5.31357	5.39111	5.41312
55	4.05407	4.03483	5.31878	5.39916	5.40080
56	4.16610	4.14675	5.32719	5.40309	5.38899
57	4.03301	4.01020	5.33293	5.37665	5.37462
58	4.14715	4.11821	5.34302	5.35047	5.36122
59	4.05269	4.00359	5.35335	5.31955	5.34511
60	4.11939	4.03677	5.35956	5.29134	5.33053
61	4.19929	4.12844	5.33589	5.25961	5.31451
62	4.03022	4.10098	5.17308	5.22945	5.29878
63	4.20456	4.27009	5.17328	5.22965	5.29861
64	4.01071	4.08145	5.17347	5.22910	5.29880
65	4.00142	4.05742	5.17364	5.22927	5.29821
66	4.36107	4.39258	5.17348	5.22873	5.29804
67	3.98420	4.02753	5.17181	5.22853	5.29784
68	4.15967	4.19797	5.17239	5.22911	5.29729
69	3.96687	4.01130	5.17184	5.22856	5.29710
70	4.14230	4.18209	5.17204	5.22913	5.29806
71	3.94946	3.99389	5.17149	5.22857	5.29673
72	3.94072	3.98309	5.17242	5.22839	5.29655
73	4.11608	4.15484	5.17148	5.22819	5.29634
74	3.92317	3.96806	5.17095	5.22690	5.30857
75	4.10205	4.14199	5.17151	5.22710	5.32198
76	3.92096	3.96722	5.17059	5.22728	5.33662
77	3.92421	3.97001	5.17114	5.22672	5.35113

Structuring Assumptions:
(1)	Assumes the Pricing Speed.
(2)
Calculated as (a) interest on the collateral and swap collections, less swap payments and total interest on the Offered and Non-Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

(3)	Assumes 1-month LIBOR, 6-month LIBOR and 1-year LIBOR remain constant at 5.3300%, 5.4313% and 5.4100%, respectively, and the cashflows are run to The Optional Termination Date at the Pricing Speed.
(4)	Assumes a swap rate of 5.1975% and first pay on the swap of October 25, 2006.
(5)	Assumes a closing date of September 13, 2006.
(6)	Assumes a first pay date of October 25, 2006.
(7)	Assumes a cut-off date of September 1, 2006.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

ABS Banking

Paul Scialabba	(212) 713-9832
Patrick Fitzsimonds	(212) 713-6271
Michael Zentz	(212) 713-6099
Sharmeen Khan	(212) 713-6252

Structuring/Collateral
Michael Leung	(212) 713-8661
Michael Boyle	(212) 713-4129
John Fernandez	(212) 713-8859
Henry Zhang	(212) 713-8589
Brian Kramer	(212) 713-1040

Syndicate/Trading

Jack McCleary	(212)-713-4330
Richard Onkey	(212)-713-4002
Joseph Ruttle	(212)-713-2252

Rating Agencies

Moody’s
Gaurav Singhania	(212) 553-3854
Standard & Poor’s
Peter Graham	(212) 438-1599
Fitch
Tara Sweeney	(212) 908-0347

$[725,650,000]
(Approximate)

(Sponsor, Seller & Servicer)

Collateral Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,
Series INABS 2006-D
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

September [5], 2006

Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

The Mortgage Loans (All Collateral)

Collateral Summary
Statistics listed below and in the tables following are for the Mortgage Loans included in the Statistical Pool and are based on the Statistical Cut-off Date Balance.

Summary Statistics

Total Scheduled Principal Balance:	$691,436,424

Number of Mortgage Loans:	3,398

Average Scheduled Principal Balance:	$203,483

Weighted Average Gross Coupon:	8.449%

Weighted Average Net Coupon[1]:	7.945%

Weighted Average Original FICO Score[2]:	618

Weighted Average Original LTV Ratio[3]:	80.00%

Weighted Average Stated Remaining Term:	353

Weighted Average Seasoning:	1 month

Weighted Average Months to Next Adjustment[4]:	27 months

Weighted Average Gross Margin[4]:	5.806%

Weighted Average Initial Rate Cap[4]:	3.133%

Weighted Average Periodic Rate Cap[4]:	1.175%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.345%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.890%

Interest Only:	17.88%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

The Total Mortgage Loans (All Collateral)

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50,000 or less	220	7,900,204	1.14	35,910	10.827	84.02	619	42.87	35.71
50,001 - 100,000	565	43,254,860	6.26	76,557	9.920	83.60	615	43.82	37.79
100,001 - 150,000	617	77,488,001	11.21	125,588	9.075	77.87	597	57.09	38.56
150,001 - 200,000	524	92,015,421	13.31	175,602	8.716	78.95	604	48.31	40.53
200,001 - 250,000	461	104,203,735	15.07	226,038	8.492	78.81	611	44.85	40.88
250,001 - 300,000	347	96,046,011	13.89	276,790	8.304	79.46	612	40.41	41.65
300,001 - 350,000	233	75,445,721	10.91	323,801	8.137	81.89	622	33.84	42.02
350,001 - 400,000	168	63,151,327	9.13	375,901	8.087	80.49	625	30.32	41.91
400,001 - 450,000	106	45,211,244	6.54	426,521	7.799	82.32	633	40.58	42.56
450,001 - 500,000	67	32,111,052	4.64	479,269	7.714	80.93	645	47.51	40.28
500,001 - 550,000	34	17,863,610	2.58	525,400	7.446	82.25	644	53.17	41.44
550,001 - 600,000	23	13,138,499	1.90	571,239	7.693	81.01	639	39.24	40.53
600,001 - 650,000	14	8,785,046	1.27	627,503	7.615	73.13	659	14.50	34.42
650,001 - 700,000	7	4,676,349	0.68	668,050	7.354	83.39	647	57.02	37.45
700,001 - 750,000	7	5,110,776	0.74	730,111	8.002	76.66	661	28.68	42.75
750,001. - 800,000.	2	1,587,136	0.23	793,568	7.112	72.26	672	100.00	43.53
800,001. - 850,000.	2	1,647,433	0.24	823,717	8.995	79.99	619	0.00	47.58
1,750,001. - 2,000,000.	1	1,800,000	0.26	1,800,000	6.750	60.00	730	0.00	31.60
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.501 - 5.000	3	1,137,150	0.16	379,050	4.909	71.96	716	35.18	36.40
5.001 - 5.500	10	4,212,100	0.61	421,210	5.434	67.43	752	83.62	29.73
5.501 - 6.000	37	11,612,356	1.68	313,847	5.838	77.36	693	61.65	38.87
6.001 - 6.500	68	21,651,282	3.13	318,401	6.381	76.71	687	48.91	40.87
6.501 - 7.000	179	52,700,688	7.62	294,417	6.849	76.03	670	38.72	39.79
7.001 - 7.500	319	85,119,574	12.31	266,833	7.336	77.39	642	43.20	41.18
7.501 - 8.000	442	114,064,107	16.50	258,064	7.834	78.83	618	43.87	41.54
8.001 - 8.500	491	112,372,645	16.25	228,865	8.323	79.18	610	36.02	40.49
8.501 - 9.000	468	90,124,959	13.03	192,575	8.805	82.88	603	43.51	40.93
9.001 - 9.500	419	75,737,366	10.95	180,757	9.327	84.83	597	44.11	40.64
9.501 - 10.000	368	57,162,364	8.27	155,333	9.801	85.44	590	45.18	40.62
10.001 - 10.500	165	23,131,706	3.35	140,192	10.286	82.80	587	38.54	39.99
10.501 - 11.000	120	13,764,955	1.99	114,708	10.813	77.38	565	45.08	38.59
11.001 - 11.500	71	8,738,147	1.26	123,072	11.294	72.59	564	53.48	40.62
11.501 - 12.000	92	9,476,725	1.37	103,008	11.818	70.74	561	57.09	40.23
12.001 - 12.500	31	3,301,854	0.48	106,511	12.268	64.92	539	77.11	38.51
12.501 - 13.000	47	3,307,753	0.48	70,378	12.903	81.88	599	20.70	41.39
13.001 - 13.500	19	1,518,575	0.22	79,925	13.324	85.57	604	7.90	40.85
13.501 - 14.000	41	2,055,815	0.30	50,142	13.902	99.86	630	4.72	41.68
14.001 - 14.500	4	127,249	0.02	31,812	14.240	100.00	623	7.82	43.05
14.501 - 15.000	4	119,055	0.02	29,764	14.679	100.00	612	31.04	39.84
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 or less	7	1,072,747	0.16	153,250	9.756	63.37	500	62.88	40.17
501 - 520	159	24,835,850	3.59	156,200	10.050	68.41	510	70.13	41.83
521 - 540	213	38,496,202	5.57	180,733	9.457	73.73	530	59.53	40.97
541 - 560	311	55,708,816	8.06	179,128	8.980	76.41	551	57.53	40.84
561 - 580	345	70,862,002	10.25	205,397	8.618	78.41	571	57.33	41.04
581 - 600	406	89,947,123	13.01	221,545	8.698	81.38	591	52.24	42.52
601 - 620	583	116,212,189	16.81	199,335	8.610	83.24	612	51.26	41.28
621 - 640	409	80,791,391	11.68	197,534	8.288	80.34	630	29.78	39.83
641 - 660	298	65,890,966	9.53	221,111	8.319	83.60	649	25.02	39.52
661 - 680	244	47,498,009	6.87	194,664	7.944	82.92	670	23.59	40.36
681 - 700	140	32,604,984	4.72	232,893	7.471	80.87	690	25.83	40.78
701 - 720	106	20,534,012	2.97	193,717	7.399	81.65	711	23.14	39.31
721 - 740	76	18,072,819	2.61	237,800	7.371	78.67	730	12.40	37.51
741 - 760	50	14,194,655	2.05	283,893	7.069	77.18	751	21.44	38.78
761 - 780	32	7,659,518	1.11	239,360	6.994	79.55	771	19.91	39.03
781 - 800	11	4,374,876	0.63	397,716	6.350	71.72	785	88.79	34.43
801 - 820	8	2,680,265	0.39	335,033	6.781	79.22	809	25.04	26.55
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	3,139	675,341,640	97.67	215,145	8.382	79.53	616	43.79	40.63
Second Lien	259	16,094,784	2.33	62,142	11.254	99.85	668	4.74	40.96
Total	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 or less	159	22,042,546	3.19	138,632	8.623	40.32	600	37.51	36.76
50.01 - 55.00	63	11,617,837	1.68	184,410	8.759	52.94	595	40.18	39.69
55.01 - 60.00	111	24,733,815	3.58	222,827	8.438	58.04	598	42.20	39.98
60.01 - 65.00	146	34,031,771	4.92	233,094	8.331	63.24	599	44.72	39.78
65.01 - 70.00	241	47,291,226	6.84	196,229	8.962	68.99	588	46.59	41.06
70.01 - 75.00	247	55,149,210	7.98	223,276	8.308	73.81	603	43.88	40.97
75.01 - 80.00	885	207,536,741	30.02	234,505	7.799	79.65	640	31.86	40.83
80.01 - 85.00	313	66,672,004	9.64	213,010	8.517	84.35	590	48.68	41.73
85.01 - 90.00	566	125,708,067	18.18	222,099	8.569	89.62	617	38.98	40.04
90.01 - 95.00	157	36,053,245	5.21	229,639	8.649	94.72	617	67.34	40.62
95.01 - 100.00	510	60,599,963	8.76	118,823	9.905	99.96	635	65.72	41.79
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full Doc	1,531	296,515,710	42.88	193,675	8.423	81.37	599	100.00	41.03
Limited Doc	88	21,571,531	3.12	245,131	8.325	80.94	616	0.00	33.46
No Doc	6	1,261,656	0.18	210,276	7.476	77.06	742	0.00	55.00
No Income No Assets	4	1,028,411	0.15	257,103	6.428	70.40	701	0.00	0.00
No Ratio	5	1,278,402	0.18	255,680	7.562	80.00	645	0.00	0.00
Stated Doc	1,764	369,780,716	53.48	209,626	8.489	78.89	631	0.00	40.74
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Cash Out Refi	1,942	432,657,461	62.57	222,790	8.420	77.25	602	45.43	40.85
Purchase	1,272	226,416,978	32.75	178,001	8.447	85.90	648	36.23	40.41
Rate & Term Refi	184	32,361,985	4.68	175,880	8.845	75.55	608	55.44	39.47
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	3,130	649,156,050	93.89	207,398	8.402	79.94	616	44.78	40.99
Investor Occupied	236	34,665,723	5.01	146,889	9.220	81.21	650	13.57	33.92
Second Home	32	7,614,652	1.10	237,958	8.913	79.49	638	14.75	41.20
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	2,418	481,483,041	69.64	199,124	8.445	80.03	615	44.20	40.43
PUD	421	87,448,343	12.65	207,716	8.524	81.36	616	44.41	42.00
2 Unit	167	45,193,378	6.54	270,619	8.316	76.91	633	31.74	41.74
Condo Unit	210	39,563,904	5.72	188,400	8.458	82.15	630	39.37	40.14
Townhouse	121	20,984,857	3.03	173,429	8.414	79.54	602	48.57	39.31
3 Unit	33	10,120,274	1.46	306,675	8.497	71.29	633	24.78	39.87
High Rise Condo	18	4,052,120	0.59	225,118	8.791	83.82	650	48.23	37.52
4 Unit	10	2,590,507	0.37	259,051	8.320	82.27	647	10.80	41.81
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Florida	452	88,748,997	12.84	196,347	8.778	81.94	608	40.98	41.15
New York	276	87,749,118	12.69	317,932	7.783	77.60	630	45.29	41.46
Southern California	283	84,280,651	12.19	297,811	7.828	76.63	643	26.15	42.05
New Jersey	239	57,592,621	8.33	240,973	8.641	77.75	598	39.82	41.38
Maryland	195	42,067,170	6.08	215,729	8.353	79.47	609	47.95	40.18
Northern California	128	41,232,579	5.96	322,130	7.798	77.94	641	34.60	40.13
Illinois	139	28,812,931	4.17	207,287	8.843	84.12	614	37.29	40.41
Massachusetts	110	27,855,804	4.03	253,235	8.553	80.87	607	40.42	40.14
Virginia	126	27,118,583	3.92	215,227	8.457	79.20	614	40.39	41.07
Texas	199	23,659,235	3.42	118,891	9.165	86.85	612	62.39	40.20
Other	1,251	182,318,735	26.37	145,738	8.833	81.52	610	51.16	39.43
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
11717	10	2,740,565	0.40	274,057	7.575	72.71	630	56.01	45.47
90047	6	2,027,435	0.29	337,906	7.755	70.09	620	72.54	44.58
20772	6	1,846,492	0.27	307,749	8.171	88.18	638	28.06	43.46
11722	6	1,832,111	0.26	305,352	7.784	80.70	656	0.00	46.95
90068	1	1,800,000	0.26	1,800,000	6.750	60.00	730	0.00	31.60
20735	5	1,709,879	0.25	341,976	7.965	79.71	582	85.97	41.11
11706	6	1,699,004	0.25	283,167	7.985	84.27	617	35.52	45.61
11203	5	1,685,077	0.24	337,015	7.755	76.86	620	17.79	47.12
92376	6	1,600,691	0.23	266,782	8.730	77.32	618	0.00	43.56
07205	5	1,598,789	0.23	319,758	8.320	88.13	585	100.00	40.03
Other	3,342	672,896,381	97.32	201,345	8.465	80.08	617	42.95	40.57
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Original Term to Maturity
Original Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	267	19,129,865	2.77	71,647	10.726	93.02	661	8.30	39.79
181 - 240	14	446,888	0.06	31,921	11.698	97.20	599	96.69	44.57
301 - 360	3,117	671,859,672	97.17	215,547	8.382	79.62	616	43.83	40.66
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	267	19,129,865	2.77	71,647	10.726	93.02	661	8.30	39.79
181 - 240	14	446,888	0.06	31,921	11.698	97.20	599	96.69	44.57
301 - 360	3,117	671,859,672	97.17	215,547	8.382	79.62	616	43.83	40.66
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
FXD - 30/15 BALLOON	247	15,970,291	2.31	64,657	11.210	97.40	669	4.69	40.58
15YR FXD	20	3,159,574	0.46	157,979	8.278	70.89	623	26.53	35.83
20YR FXD	14	446,888	0.06	31,921	11.698	97.20	599	96.69	44.57
2/6 MONTH LIBOR	1,350	250,474,874	36.23	185,537	8.818	78.99	599	48.64	40.10
2/6 MONTH LIBOR - 24 MONTH IO	11	4,393,547	0.64	399,413	6.988	71.81	699	0.00	35.07
2/6 MONTH LIBOR - 40 YR AMTERM	455	120,843,703	17.48	265,591	8.304	84.00	609	36.17	41.50
2/6 MONTH LIBOR -120 MONTH IO	246	73,781,761	10.67	299,926	7.567	80.38	659	33.04	41.61
30YR FXD	532	96,091,243	13.90	180,623	8.328	76.43	622	57.48	39.71
30YR FXD -120 MONTH IO	40	9,239,683	1.34	230,992	7.690	78.04	647	55.18	42.81
3/1 ARM 1 YR LIBOR	95	17,985,614	2.60	189,322	9.084	76.13	574	51.68	40.62
3/1 ARM 1 YR LIBOR - 40 YR AMTERM	37	10,085,890	1.46	272,592	8.254	79.92	601	44.15	41.15
3/1 ARM 1 YR LIBOR -120 MONTH IO	24	7,019,767	1.02	292,490	8.115	76.16	616	78.51	43.47
3/6 MONTH LIBOR	33	4,593,251	0.66	139,189	9.318	76.17	573	50.62	42.43
3/6 MONTH LIBOR - 60 MONTH IO	12	1,831,893	0.26	152,658	8.953	81.64	603	100.00	45.95
5/1 ARM 1 YR LIBOR	74	17,462,532	2.53	235,980	8.311	79.25	618	34.10	41.62
5/1 ARM 1 YR LIBOR - 40 YR AMTERM	32	8,809,808	1.27	275,307	8.417	83.23	614	32.61	43.28
5/1 ARM 1 YR LIBOR -120 MONTH IO	93	26,741,520	3.87	287,543	7.416	78.42	678	15.26	40.47
5/6 MONTH LIBOR -120 MONTH IO	2	599,000	0.09	299,500	7.949	80.00	662	0.00	45.79
FXD - 40/30 BALLOON	81	21,905,588	3.17	270,439	7.931	81.04	629	36.22	39.74
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	1,147	238,344,283	34.47	207,798	8.720	79.17	613	39.44	40.59
12	197	48,226,588	6.97	244,805	8.402	80.46	625	35.29	40.95
24	1,199	236,079,236	34.14	196,897	8.376	81.14	616	44.33	40.70
36	855	168,786,317	24.41	197,411	8.182	79.45	625	47.90	40.55
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1++	2,438	500,263,339	72.35	205,194	8.274	82.31	629	38.03	40.66
1+	320	70,157,056	10.15	219,241	8.398	79.02	605	43.64	41.04
1	209	46,344,005	6.70	221,742	8.490	75.26	589	55.49	40.86
2	152	31,015,398	4.49	204,049	8.694	72.96	581	59.36	39.35
3	133	22,429,565	3.24	168,643	9.296	68.42	575	60.87	40.87
4	146	21,227,061	3.07	145,391	11.403	61.74	551	84.13	40.01
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
October 1, 2006	7	1,172,107	0.22	167,444	7.634	84.41	573	100.00	43.80
November 1, 2006	8	1,338,084	0.25	167,261	6.703	76.34	556	84.27	42.66
December 1, 2006	8	1,178,382	0.22	147,298	7.429	79.09	548	77.22	29.68
January 1, 2007	5	915,441	0.17	183,088	10.021	72.38	588	73.84	38.71
February 1, 2007	1	145,029	0.03	145,029	7.375	80.00	536	100.00	42.97
March 1, 2007	10	1,604,640	0.29	160,464	7.558	84.41	601	95.60	40.59
May 1, 2007	2	253,358	0.05	126,679	7.174	84.63	541	100.00	36.13
June 1, 2007	3	1,052,370	0.19	350,790	6.474	70.83	661	0.00	45.07
October 1, 2007	1	347,367	0.06	347,367	7.375	80.00	652	0.00	0.00
November 1, 2007	1	209,106	0.04	209,106	6.250	80.00	768	0.00	0.00
February 1, 2008	1	134,350	0.02	134,350	7.625	90.17	753	0.00	0.00
March 1, 2008	3	927,646	0.17	309,215	8.285	79.78	655	0.00	33.41
April 1, 2008	7	2,332,598	0.43	333,228	7.782	79.75	654	17.40	39.51
May 1, 2008	9	2,455,476	0.45	272,831	7.746	81.77	660	68.11	41.21
June 1, 2008	51	12,228,643	2.25	239,777	8.129	78.31	632	51.50	38.55
July 1, 2008	569	112,170,009	20.60	197,135	8.849	81.04	595	45.52	41.59
August 1, 2008	848	179,306,844	32.92	211,447	8.772	81.32	605	40.99	40.80
September 1, 2008	528	131,722,433	24.19	249,474	7.811	79.18	635	38.84	40.09
January 1, 2009	1	310,933	0.06	310,933	7.625	80.00	646	0.00	47.75
March 1, 2009	2	191,663	0.04	95,831	9.064	80.00	617	100.00	48.30
April 1, 2009	28	3,861,677	0.71	137,917	9.402	77.65	572	72.20	44.00
May 1, 2009	16	2,229,289	0.41	139,331	9.138	77.44	584	58.77	41.45
June 1, 2009	7	2,127,163	0.39	303,880	8.918	73.11	592	46.39	42.67
July 1, 2009	51	11,618,346	2.13	227,811	8.865	77.74	595	49.82	41.32
August 1, 2009	55	10,332,833	1.90	187,870	9.003	77.77	577	48.68	40.30
September 1, 2009	41	10,844,510	1.99	264,500	8.024	76.94	598	67.51	42.08
April 1, 2011	1	438,400	0.08	438,400	7.625	80.00	631	0.00	38.76
May 1, 2011	3	911,000	0.17	303,667	7.410	80.00	676	0.00	45.02
June 1, 2011	22	4,982,278	0.91	226,467	7.435	78.63	683	13.33	41.22
July 1, 2011	64	15,516,808	2.85	242,450	7.821	81.16	660	12.20	41.45
August 1, 2011	67	17,554,275	3.22	262,004	8.342	82.73	632	25.01	41.84
September 1, 2011	44	14,210,098	2.61	322,957	7.560	73.94	640	41.95	40.58
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	165	45,642,297	8.38	276,620	7.085	77.65	707	10.93	40.22
4.001 - 4.500	41	9,586,411	1.76	233,815	7.579	81.19	640	15.69	41.07
4.501 - 5.000	21	3,951,405	0.73	188,162	7.833	86.51	594	66.54	41.18
5.001 - 5.500	154	36,428,143	6.69	236,546	7.405	79.92	653	24.34	40.11
5.501 - 6.000	1,345	296,744,553	54.49	220,628	8.486	83.18	610	41.53	40.88
6.001 - 6.500	486	110,546,483	20.30	227,462	8.566	77.42	591	52.32	41.47
6.501 - 7.000	128	22,692,997	4.17	177,289	9.430	71.82	575	52.88	40.52
7.001 - 7.500	120	18,754,420	3.44	156,287	11.071	63.06	554	80.02	39.46
7.501 - 8.000	2	107,202	0.02	53,601	11.108	82.85	549	0.00	24.41
8.001 - 8.500	1	114,063	0.02	114,063	9.600	80.00	610	100.00	49.46
10.501 - 11.000	1	55,185	0.01	55,185	8.500	75.00	519	100.00	24.93
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	141	40,495,192	7.44	287,200	7.007	77.39	708	11.65	40.26
4.001 - 4.500	38	9,196,314	1.69	242,008	7.582	80.52	647	10.97	41.29
4.501 - 5.000	24	4,291,127	0.79	178,797	7.934	86.74	594	65.50	40.60
5.001 - 5.500	154	36,577,497	6.72	237,516	7.354	79.82	657	23.40	39.90
5.501 - 6.000	1,277	282,315,859	51.84	221,077	8.452	83.07	610	41.63	40.91
6.001 - 6.500	504	115,272,896	21.17	228,716	8.578	78.10	593	50.86	41.40
6.501 - 7.000	150	27,398,180	5.03	182,655	9.361	73.70	580	52.62	40.52
7.001 - 7.500	127	20,603,132	3.78	162,229	10.734	64.53	560	75.75	39.78
7.501 - 8.000	18	3,282,500	0.60	182,361	8.786	76.19	622	23.92	39.86
8.001 - 8.500	14	2,463,265	0.45	175,947	8.914	85.07	624	44.95	39.77
8.501 - 9.000	4	1,045,597	0.19	261,399	9.196	83.73	597	17.30	40.56
9.001 - 9.500	3	306,216	0.06	102,072	9.899	78.37	532	100.00	44.21
9.501 - 10.000	5	626,718	0.12	125,344	11.089	76.08	573	67.55	40.77
10.501 - 11.000	1	55,185	0.01	55,185	8.500	75.00	519	100.00	24.93
11.001 - 11.500	1	83,146	0.02	83,146	8.125	80.00	677	0.00	38.01
11.501 - 12.000	1	449,004	0.08	449,004	9.000	90.00	594	0.00	48.02
12.001 - 12.500	1	83,927	0.02	83,927	10.125	100.00	620	100.00	36.34
14.001 - 14.500	1	77,404	0.01	77,404	8.750	80.00	634	0.00	39.98
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
10.501 - 11.000	3	1,137,150	0.21	379,050	4.909	71.96	716	35.18	36.40
11.001 - 11.500	24	9,088,125	1.67	378,672	5.977	71.08	730	55.92	34.09
11.501 - 12.000	47	14,270,899	2.62	303,636	6.194	79.01	690	39.59	40.04
12.001 - 12.500	76	21,845,812	4.01	287,445	7.010	77.34	672	28.85	41.24
12.501 - 13.000	129	39,207,912	7.20	303,937	7.077	78.04	662	32.19	40.21
13.001 - 13.500	235	62,881,744	11.55	267,582	7.453	78.53	631	47.20	41.47
13.501 - 14.000	327	83,254,026	15.29	254,599	7.878	79.89	613	44.95	41.98
14.001 - 14.500	380	90,890,035	16.69	239,184	8.340	79.77	607	35.62	40.70
14.501 - 15.000	332	69,226,179	12.71	208,513	8.816	82.84	601	40.26	41.09
15.001 - 15.500	327	62,140,519	11.41	190,032	9.340	85.17	595	42.12	40.51
15.501 - 16.000	274	45,672,543	8.39	166,688	9.760	85.56	590	42.48	40.61
16.001 - 16.500	113	17,726,784	3.25	156,874	10.138	79.91	583	38.17	41.03
16.501 - 17.000	77	10,264,939	1.88	133,311	10.630	73.82	549	52.22	40.26
17.001 - 17.500	42	6,474,142	1.19	154,146	11.242	68.07	547	58.32	39.65
17.501 - 18.000	47	6,686,682	1.23	142,270	11.757	63.50	537	70.92	40.61
18.001 - 18.500	22	2,730,686	0.50	124,122	12.259	63.43	533	79.64	38.89
18.501 - 19.000	6	716,843	0.13	119,474	12.803	59.19	524	42.61	38.37
19.001 - 19.500	3	408,138	0.07	136,046	13.381	46.32	504	29.38	38.78
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.500	46	6,772,511	1.24	147,229	9.120	77.85	585	61.38	43.44
2.000	158	35,369,062	6.49	223,855	8.637	77.25	591	54.45	41.33
3.000	2,049	445,229,724	81.75	217,291	8.467	80.53	612	42.48	40.70
5.000	201	53,612,860	9.84	266,731	7.878	79.50	648	24.08	41.36
6.000	10	3,639,002	0.67	363,900	7.435	76.87	691	20.60	38.99
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.000	2,051	445,754,812	81.85	217,335	8.466	80.52	612	42.40	40.70
1.500	46	6,772,511	1.24	147,229	9.120	77.85	585	61.38	43.44
2.000	367	92,095,835	16.91	250,942	8.152	78.54	627	35.90	41.29
Total:	2,464	544,623,158	100.00	221,032	8.421	80.15	614	41.54	40.83

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	2,970	567,829,254	82.12	191,188	8.639	80.17	608	45.02	40.46
24	11	4,393,547	0.64	399,413	6.988	71.81	699	0.00	35.07
60	12	1,831,893	0.26	152,658	8.953	81.64	603	100.00	45.95
120	405	117,381,730	16.98	289,831	7.577	79.49	660	33.28	41.57
Total:	3,398	691,436,424	100.00	203,483	8.449	80.00	618	42.88	40.64

The Mortgage Loans (Group 1 Collateral)

Group 1 Collateral Summary
Statistics listed below and in the tables following are for the Mortgage Loans included in the Statistical Pool and are based on the Statistical Cut-off Date Balance.

Summary Statistics

Total Scheduled Principal Balance:	$201,466,715

Number of Mortgage Loans:	1,075

Average Scheduled Principal Balance:	$187,411

Weighted Average Gross Coupon:	8.454%

Weighted Average Net Coupon[1]:	7.950%

Weighted Average Original FICO Score[2]:	615

Weighted Average Original LTV Ratio[3]:	80.31%

Weighted Average Stated Remaining Term:	357

Weighted Average Seasoning:	1 month

Weighted Average Months to Next Adjustment[4]:	26 months

Weighted Average Gross Margin[4]:	5.925%

Weighted Average Initial Rate Cap[4]:	3.088%

Weighted Average Periodic Rate Cap[4]:	1.128%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.309%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.982%

Interest Only:	13.41%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

Group 1 Mortgage Loans

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50,000 or less	48	1,741,741	0.86	36,286	10.228	76.77	627	45.60	35.80
50,001. - 100,000.	172	13,518,375	6.71	78,595	9.653	82.49	604	64.22	38.75
100,001. - 150,000.	226	28,361,980	14.08	125,495	9.041	81.23	598	62.66	40.30
150,001. - 200,000.	209	36,742,533	18.24	175,802	8.667	80.49	610	45.55	41.87
200,001. - 250,000.	160	36,003,208	17.87	225,020	8.383	79.48	615	45.47	41.73
250,001. - 300,000.	107	29,650,826	14.72	277,111	7.978	78.70	622	38.93	42.65
300,001. - 350,000.	69	22,342,267	11.09	323,801	7.991	82.14	624	28.77	42.47
350,001. - 400,000.	57	21,379,804	10.61	375,084	8.169	80.02	617	29.64	42.12
400,001. - 450,000.	21	8,754,323	4.35	416,873	7.706	80.17	645	37.81	45.15
450,001. - 500,000.	4	1,939,436	0.96	484,859	7.087	77.12	662	49.89	40.84
500,001. - 550,000.	2	1,032,221	0.51	516,111	7.060	74.69	634	0.00	35.68
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.501 - 5.000	1	412,000	0.20	412,000	4.750	80.00	720	0.00	49.61
5.001 - 5.500	3	696,400	0.35	232,133	5.440	66.81	766	65.54	33.04
5.501 - 6.000	14	3,837,647	1.90	274,118	5.911	75.12	707	75.12	39.42
6.001 - 6.500	20	5,538,864	2.75	276,943	6.367	75.94	678	44.12	42.76
6.501 - 7.000	50	12,582,477	6.25	251,650	6.864	78.23	674	43.28	42.94
7.001 - 7.500	101	24,363,503	12.09	241,223	7.325	78.75	646	44.72	42.11
7.501 - 8.000	145	32,882,197	16.32	226,774	7.852	78.22	615	41.24	41.82
8.001 - 8.500	176	36,977,015	18.35	210,097	8.340	77.13	607	28.72	41.32
8.501 - 9.000	149	27,228,627	13.52	182,742	8.817	82.91	604	45.84	41.58
9.001 - 9.500	135	21,911,024	10.88	162,304	9.363	86.67	591	44.52	42.32
9.501 - 10.000	134	18,171,637	9.02	135,609	9.823	88.14	585	51.27	41.28
10.001 - 10.500	48	6,568,549	3.26	136,845	10.286	84.22	594	58.49	41.47
10.501 - 11.000	38	4,227,381	2.10	111,247	10.819	79.91	566	56.35	39.43
11.001 - 11.500	22	2,820,412	1.40	128,201	11.299	74.38	568	70.35	43.01
11.501 - 12.000	18	1,824,442	0.91	101,358	11.810	63.78	557	88.72	41.21
12.001 - 12.500	12	915,790	0.45	76,316	12.235	60.05	546	88.40	33.04
12.501 - 13.000	9	508,750	0.25	56,528	12.706	67.77	543	87.92	37.81
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Group 1 Mortgage Loans

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 or less	2	200,331	0.10	100,165	10.621	74.59	500	0.00	34.92
501 - 520	40	5,654,261	2.81	141,357	10.222	74.30	512	84.28	42.67
521 - 540	59	10,507,385	5.22	178,091	9.373	78.95	531	51.42	41.58
541 - 560	104	17,605,083	8.74	169,280	9.136	78.45	551	44.37	41.35
561 - 580	102	20,075,095	9.96	196,815	8.828	77.51	571	30.98	41.51
581 - 600	117	22,062,960	10.95	188,572	8.815	81.68	591	42.36	43.05
601 - 620	243	40,332,371	20.02	165,977	8.735	84.30	612	50.26	41.62
621 - 640	134	28,106,432	13.95	209,749	8.072	79.99	630	44.70	40.88
641 - 660	104	22,290,772	11.06	214,334	8.024	80.05	648	36.53	41.14
661 - 680	68	13,337,746	6.62	196,143	7.806	78.26	670	34.97	41.75
681 - 700	36	7,110,326	3.53	197,509	7.241	79.95	691	41.99	40.64
701 - 720	24	4,843,877	2.40	201,828	7.225	80.13	711	46.97	43.68
721 - 740	16	3,079,340	1.53	192,459	7.256	83.15	730	29.67	42.52
741 - 760	17	3,803,174	1.89	223,716	6.577	78.60	752	45.56	42.00
761 - 780	7	1,660,899	0.82	237,271	6.332	75.23	770	63.51	40.33
781 - 800	2	796,664	0.40	398,332	7.186	78.92	784	100.00	49.36
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	1,043	200,202,471	99.37	191,949	8.445	80.19	615	44.40	41.68
Second Lien	32	1,264,244	0.63	39,508	9.849	99.63	694	4.81	40.66
Total	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 or less	49	6,823,479	3.39	139,255	8.243	40.76	620	34.62	39.01
50.01-55.00	14	2,049,355	1.02	146,383	8.850	53.71	609	31.54	39.05
55.01-60.00	25	4,662,960	2.31	186,518	8.838	57.67	601	34.59	42.46
60.01-65.00	44	9,108,877	4.52	207,020	8.446	62.65	609	37.37	39.42
65.01-70.00	68	12,505,537	6.21	183,905	9.010	68.85	595	44.48	40.61
70.01-75.00	57	12,990,942	6.45	227,911	8.065	73.74	626	27.27	41.01
75.01-80.00	353	72,076,244	35.78	204,182	7.976	79.79	623	38.65	41.97
80.01-85.00	133	26,710,345	13.26	200,830	8.763	84.52	588	26.98	41.94
85.01-90.00	114	24,234,031	12.03	212,579	8.496	89.31	619	53.15	41.98
90.01-95.00	62	12,685,349	6.30	204,602	8.692	94.51	619	65.33	41.84
95.01-100.00	156	17,619,595	8.75	112,946	9.543	99.95	627	88.43	43.03
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Group 1 Mortgage Loans

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full Doc	531	88,941,551	44.15	167,498	8.569	83.38	613	100.00	41.90
Limited Doc	29	5,938,055	2.95	204,761	8.177	80.94	594	0.00	39.79
Stated Doc	515	106,587,109	52.91	206,965	8.374	77.71	618	0.00	41.58
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Cash Out Refi	608	131,667,194	65.35	216,558	8.370	78.84	609	37.72	41.30
Purchase	335	47,675,470	23.66	142,315	8.382	87.37	640	52.50	43.42
Rate & Term Refi	132	22,124,051	10.98	167,606	9.108	73.87	596	64.41	40.13
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	1,021	191,851,059	95.23	187,905	8.419	80.44	614	45.15	41.92
Investor Occupied	45	7,173,640	3.56	159,414	9.276	78.78	635	27.63	34.92
Second Home	9	2,442,016	1.21	271,335	8.754	74.69	628	14.25	41.97
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	771	142,075,624	70.52	184,274	8.481	80.36	613	45.00	41.64
PUD	133	23,216,490	11.52	174,560	8.350	82.26	618	52.89	41.70
Condo Unit	70	13,052,554	6.48	186,465	8.172	80.91	635	35.11	41.93
2 Unit	46	12,876,233	6.39	279,918	8.330	76.70	623	38.55	42.53
Townhouse	40	6,391,772	3.17	159,794	8.775	77.85	588	36.83	41.18
3 Unit	7	2,102,788	1.04	300,398	8.931	77.99	606	3.63	39.15
High Rise Condo	7	1,239,607	0.62	177,087	9.551	85.74	616	61.15	39.67
4 Unit	1	511,648	0.25	511,648	7.375	80.00	663	0.00	40.90
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Group 1 Mortgage Loans

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Florida	136	26,196,287	13.00	192,620	8.544	78.79	609	31.77	41.78
New York	73	22,155,912	11.00	303,506	7.723	77.50	634	38.25	43.07
Southern California	71	19,912,886	9.88	280,463	7.555	73.77	642	28.15	43.29
New Jersey	72	16,719,997	8.30	232,222	8.675	78.32	596	40.11	43.48
Maryland	62	13,762,364	6.83	221,974	8.216	79.38	621	46.96	39.49
Texas	107	11,691,025	5.80	109,262	9.218	91.03	606	77.70	42.41
Illinois	50	9,159,560	4.55	183,191	8.968	85.57	603	43.03	42.64
Georgia	56	8,636,744	4.29	154,228	8.879	90.01	612	60.93	40.82
Massachusetts	31	8,110,309	4.03	261,623	8.571	80.73	588	45.87	41.25
Virginia	33	6,768,947	3.36	205,120	8.176	80.31	625	30.11	41.34
Other	384	58,352,685	28.96	151,960	8.710	80.61	613	50.25	40.46
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
11203	4	1,385,250	0.69	346,313	7.539	79.68	630	0.00	47.37
33012	4	1,253,118	0.62	313,279	8.386	81.48	589	0.00	43.08
11722	4	1,229,981	0.61	307,495	7.946	83.11	635	0.00	48.47
11717	5	1,190,685	0.59	238,137	7.705	66.45	639	51.12	44.81
20744	3	1,041,016	0.52	347,005	7.500	84.62	634	100.00	44.47
20602	3	864,059	0.43	288,020	8.306	85.97	571	0.00	39.19
20706	4	833,450	0.41	208,363	7.194	71.36	658	43.94	41.66
92307	3	810,002	0.40	270,001	8.090	76.22	609	0.00	43.68
11413	2	810,000	0.40	405,000	7.990	90.00	624	100.00	47.42
90660	2	800,000	0.40	400,000	7.250	80.00	696	0.00	33.80
Other	1,041	191,249,154	94.93	183,717	8.489	80.34	614	45.03	41.55
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Original Term to Maturity
Original Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	43	2,476,536	1.23	57,594	9.212	84.31	657	26.64	37.79
301 - 360	1,032	198,990,179	98.77	192,820	8.445	80.26	615	44.36	41.72
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	43	2,476,536	1.23	57,594	9.212	84.31	657	26.64	37.79
301 - 360	1,032	198,990,179	98.77	192,820	8.445	80.26	615	44.36	41.72
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Group 1 Mortgage Loans

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
FXD - 30/15 BALLOON	33	1,307,619	0.65	39,625	9.921	96.66	693	4.65	40.32
15YR FXD	10	1,168,917	0.58	116,892	8.420	70.49	616	51.23	34.95
2/6 MONTH LIBOR	452	80,592,416	40.00	178,302	8.756	80.47	602	49.23	41.60
2/6 MONTH LIBOR - 24 MONTH IO	2	321,292	0.16	160,646	6.680	80.00	679	0.00	37.11
2/6 MONTH LIBOR - 40 YR AMTERM	157	36,534,764	18.13	232,706	8.168	81.63	611	33.56	41.70
2/6 MONTH LIBOR -120 MONTH IO	78	20,567,610	10.21	263,687	7.223	77.94	680	29.63	43.30
30YR FXD	215	33,098,678	16.43	153,947	8.888	79.93	610	60.07	40.72
3/1 ARM 1 YR LIBOR	25	4,447,272	2.21	177,891	8.645	77.07	584	51.43	41.79
3/1 ARM 1 YR LIBOR - 40 YR AMTERM	12	2,690,485	1.34	224,207	8.345	74.25	586	21.67	44.17
3/1 ARM 1 YR LIBOR -120 MONTH IO	7	1,751,407	0.87	250,201	8.615	84.80	648	55.91	43.33
5/1 ARM 1 YR LIBOR	27	4,819,576	2.39	178,503	8.540	81.49	593	45.82	42.11
5/1 ARM 1 YR LIBOR - 40 YR AMTERM	9	2,197,069	1.09	244,119	8.542	82.40	592	3.23	43.35
5/1 ARM 1 YR LIBOR -120 MONTH IO	16	4,386,150	2.18	274,134	7.666	79.37	666	28.68	43.66
FXD - 40/30 BALLOON	32	7,583,462	3.76	236,983	8.159	81.29	619	39.30	40.32
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	334	66,758,523	33.14	199,876	8.688	79.44	606	45.50	41.94
12	54	11,605,176	5.76	214,911	8.521	82.06	631	40.42	43.17
24	398	74,474,338	36.97	187,121	8.299	80.92	619	41.79	41.72
36	289	48,628,678	24.14	168,265	8.353	80.15	618	46.79	40.86
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Distribution by Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1++	756	140,744,844	69.86	186,170	8.281	82.89	622	39.32	41.79
1+	102	21,156,188	10.50	207,414	8.539	77.88	612	35.32	42.10
1	63	13,211,756	6.56	209,710	8.443	75.14	600	53.45	41.50
2	65	13,412,363	6.66	206,344	8.387	75.30	594	65.89	39.50
3	34	5,742,088	2.85	168,885	9.226	70.45	599	58.15	42.14
4	55	7,199,477	3.57	130,900	11.118	63.71	567	95.64	42.04
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

Group 1 Mortgage Loans

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
May 1, 2008	3	619,507	0.39	206,502	8.605	72.79	585	57.34	40.66
June 1, 2008	15	3,395,160	2.14	226,344	8.568	77.60	618	56.23	43.76
July 1, 2008	172	31,441,497	19.86	182,799	8.790	83.08	595	46.17	42.05
August 1, 2008	274	52,272,562	33.02	190,776	8.716	81.77	606	44.44	42.02
September 1, 2008	225	50,287,357	31.77	223,499	7.723	77.58	640	35.83	41.47
April 1, 2009	1	133,239	0.08	133,239	9.125	80.00	559	100.00	41.30
June 1, 2009	1	399,000	0.25	399,000	8.875	70.00	647	0.00	48.51
July 1, 2009	11	2,435,616	1.54	221,420	9.185	78.46	599	36.77	40.57
August 1, 2009	14	2,174,358	1.37	155,311	8.604	77.22	592	44.37	40.44
September 1, 2009	17	3,746,950	2.37	220,409	8.046	78.32	595	49.53	45.10
June 1, 2011	5	1,079,200	0.68	215,840	7.767	80.00	650	0.00	46.14
July 1, 2011	13	1,940,331	1.23	149,256	8.386	82.87	642	12.78	43.67
August 1, 2011	17	4,015,963	2.54	236,233	8.626	82.75	611	37.07	44.36
September 1, 2011	17	4,367,300	2.76	256,900	7.843	78.42	614	41.22	40.53
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Group 1 Mortgage Loans

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	34	6,896,314	4.36	202,833	6.880	79.93	708	16.39	43.74
4.001 - 4.500	11	2,244,540	1.42	204,049	7.538	80.00	650	0.00	44.54
4.501 - 5.000	2	686,736	0.43	343,368	7.958	87.14	615	47.62	44.63
5.001 - 5.500	57	11,583,838	7.32	203,225	7.085	80.00	668	29.89	43.30
5.501 - 6.000	453	91,180,187	57.60	201,281	8.429	82.56	609	38.87	41.81
6.001 - 6.500	157	34,840,093	22.01	221,911	8.427	77.39	603	50.41	41.55
6.501 - 7.000	32	5,720,976	3.61	178,781	9.284	74.61	601	48.99	41.10
7.001 - 7.500	38	5,078,725	3.21	133,651	11.081	65.88	566	92.39	42.72
7.501 - 8.000	1	76,632	0.05	76,632	11.750	80.00	509	0.00	26.25
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	32	6,710,891	4.24	209,715	6.848	79.92	709	16.84	43.83
4.001 - 4.500	11	2,244,540	1.42	204,049	7.538	80.00	650	0.00	44.54
4.501 - 5.000	3	788,266	0.50	262,755	7.948	86.22	621	41.49	43.95
5.001 - 5.500	56	11,440,863	7.23	204,301	7.046	79.93	670	30.26	43.38
5.501 - 6.000	434	87,422,987	55.22	201,435	8.396	82.35	609	39.30	41.82
6.001 - 6.500	163	35,623,763	22.50	218,551	8.456	77.98	602	48.67	41.54
6.501 - 7.000	36	6,729,805	4.25	186,939	9.307	76.04	604	45.06	41.67
7.001 - 7.500	38	5,339,820	3.37	140,522	10.832	67.15	572	92.77	42.88
7.501 - 8.000	4	653,590	0.41	163,397	9.687	72.27	562	42.80	30.12
8.001 - 8.500	2	385,381	0.24	192,691	8.439	84.00	636	50.83	38.36
9.001 - 9.500	1	185,417	0.12	185,417	9.500	80.00	537	100.00	47.90
9.501 - 10.000	2	172,381	0.11	86,190	11.103	81.07	575	44.66	39.37
11.501 - 12.000	1	449,004	0.28	449,004	9.000	90.00	594	0.00	48.02
12.001 - 12.500	1	83,927	0.05	83,927	10.125	100.00	620	100.00	36.34
14.001 - 14.500	1	77,404	0.05	77,404	8.750	80.00	634	0.00	39.98
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Group 1 Mortgage Loans

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
10.501 - 11.000	1	412,000	0.26	412,000	4.750	80.00	720	0.00	49.61
11.001 - 11.500	5	1,389,100	0.88	277,820	5.906	73.02	732	62.05	38.98
11.501 - 12.000	12	3,103,157	1.96	258,596	5.976	79.05	696	64.24	40.17
12.001 - 12.500	20	5,438,326	3.44	271,916	6.627	77.50	670	32.04	41.64
12.501 - 13.000	44	10,909,938	6.89	247,953	7.003	78.36	665	36.89	44.32
13.001 - 13.500	90	22,354,354	14.12	248,382	7.463	78.19	640	39.13	42.36
13.501 - 14.000	120	27,100,007	17.12	225,833	7.887	78.81	616	40.93	42.32
14.001 - 14.500	132	28,423,739	17.95	215,331	8.358	77.60	607	30.72	41.27
14.501 - 15.000	104	20,082,708	12.69	193,103	8.840	82.56	600	47.32	41.67
15.001 - 15.500	96	16,621,115	10.50	173,137	9.360	87.24	587	40.86	42.55
15.501 - 16.000	89	12,775,231	8.07	143,542	9.809	88.07	583	44.79	41.43
16.001 - 16.500	23	3,727,253	2.35	162,054	10.262	81.27	590	48.80	41.76
16.501 - 17.000	16	1,884,836	1.19	117,802	10.879	77.25	556	62.18	41.59
17.001 - 17.500	11	1,775,592	1.12	161,417	11.277	74.92	576	61.35	41.48
17.501 - 18.000	11	1,262,453	0.80	114,768	11.772	67.43	548	93.93	41.95
18.001 - 18.500	8	742,800	0.47	92,850	12.232	59.85	543	85.70	34.72
18.501 - 19.000	3	305,432	0.19	101,811	12.718	63.53	518	100.00	41.17
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
2.000	44	8,889,163	5.62	202,026	8.548	77.74	597	43.30	42.81
3.000	689	138,016,082	87.18	200,314	8.367	80.40	616	42.05	41.87
5.000	52	11,402,794	7.20	219,285	8.204	80.85	621	31.02	42.94
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.000	689	138,016,082	87.18	200,314	8.367	80.40	616	42.05	41.87
2.000	96	20,291,957	12.82	211,375	8.355	79.49	610	36.40	42.89
Total:	785	158,308,039	100.00	201,666	8.365	80.28	615	41.32	42.00

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	972	174,440,256	86.59	179,465	8.621	80.57	606	46.21	41.42
24	2	321,292	0.16	160,646	6.680	80.00	679	0.00	37.11
120	101	26,705,167	13.26	264,408	7.387	78.62	675	31.20	43.36
Total:	1,075	201,466,715	100.00	187,411	8.454	80.31	615	44.15	41.67

The Mortgage Loans (Group 2 Collateral)

Group 2 Collateral Summary
Statistics listed below and in the tables following are for the Mortgage Loans included in the Statistical Pool and are based on the Statistical Cut-off Date Balance.

Summary Statistics

Total Scheduled Principal Balance:	$489,969,709

Number of Mortgage Loans:	2,323

Average Scheduled Principal Balance:	$210,921

Weighted Average Gross Coupon:	8.447%

Weighted Average Net Coupon[1]:	7.938%

Weighted Average Original FICO Score[2]:	619

Weighted Average Original LTV Ratio[3]:	79.88%

Weighted Average Stated Remaining Term:	352

Weighted Average Seasoning:	2 months

Weighted Average Months to Next Adjustment[4]:	27 months

Weighted Average Gross Margin[4]:	5.758%

Weighted Average Initial Rate Cap[4]:	3.152%

Weighted Average Periodic Rate Cap[4]:	1.195%

Weighted Average Gross Maximum Lifetime Rate[4]:	14.360%

Weighted Average Gross Minimum Lifetime Rate[4]:	5.853%

Interest Only:	19.71%

(1)  Equivalent to the Gross Coupon minus the Servicing Fee Rate and Trustee Fee Rate.
(2)  Refers to a non-zero weighted average.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
(4)  ARM Loans only.

Group 2 Mortgage Loans

Distribution by Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd.Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50,000 or less	172	6,158,462	1.26	35,805	10.996	86.07	616	42.10	35.68
50,001. - 100,000.	393	29,736,485	6.07	75,665	10.042	84.10	620	34.55	37.35
100,001. - 150,000.	391	49,126,021	10.03	125,642	9.095	75.93	597	53.88	37.56
150,001. - 200,000.	315	55,272,888	11.28	175,469	8.749	77.92	601	50.15	39.63
200,001. - 250,000.	301	68,200,526	13.92	226,580	8.550	78.46	609	44.52	40.43
250,001. - 300,000.	240	66,395,185	13.55	276,647	8.449	79.80	607	41.07	41.20
300,001. - 350,000.	164	53,103,453	10.84	323,802	8.199	81.79	621	35.97	41.82
350,001. - 400,000.	111	41,771,523	8.53	376,320	8.046	80.73	629	30.67	41.80
400,001. - 450,000.	85	36,456,921	7.44	428,905	7.822	82.84	630	41.25	41.93
450,001. - 500,000.	63	30,171,617	6.16	478,915	7.754	81.18	644	47.35	40.25
500,001. - 550,000.	32	16,831,389	3.44	525,981	7.470	82.71	645	56.43	41.80
550,001. - 600,000.	23	13,138,499	2.68	571,239	7.693	81.01	639	39.24	40.53
600,001. - 650,000.	14	8,785,046	1.79	627,503	7.615	73.13	659	14.50	34.42
650,001. - 700,000.	7	4,676,349	0.95	668,050	7.354	83.39	647	57.02	37.45
700,001. - 750,000.	7	5,110,776	1.04	730,111	8.002	76.66	661	28.68	42.75
750,001. - 800,000.	2	1,587,136	0.32	793,568	7.112	72.26	672	100.00	43.53
800,001. - 850,000.	2	1,647,433	0.34	823,717	8.995	79.99	619	0.00	47.58
1,750,001. - 2,000,000.	1	1,800,000	0.37	1,800,000	6.750	60.00	730	0.00	31.60
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Current Gross Mortgage Rate
Current Gross Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.501 - 5.000	2	725,150	0.15	362,575	5.000	67.39	714	55.16	28.89
5.001 - 5.500	7	3,515,700	0.72	502,243	5.433	67.55	749	87.20	28.98
5.501 - 6.000	23	7,774,709	1.59	338,031	5.802	78.47	685	55.01	38.61
6.001 - 6.500	48	16,112,418	3.29	335,675	6.386	76.98	690	50.56	40.21
6.501 - 7.000	129	40,118,211	8.19	310,994	6.844	75.33	668	37.29	38.78
7.001 - 7.500	218	60,756,072	12.40	278,698	7.340	76.85	641	42.59	40.81
7.501 - 8.000	297	81,181,909	16.57	273,340	7.827	79.08	619	44.93	41.42
8.001 - 8.500	315	75,395,630	15.39	239,351	8.314	80.19	612	39.60	40.09
8.501 - 9.000	319	62,896,333	12.84	197,167	8.800	82.87	603	42.51	40.64
9.001 - 9.500	284	53,826,341	10.99	189,529	9.313	84.08	599	43.94	39.96
9.501 - 10.000	234	38,990,727	7.96	166,627	9.790	84.19	593	42.35	40.32
10.001 - 10.500	117	16,563,157	3.38	141,565	10.287	82.23	584	30.63	39.41
10.501 - 11.000	82	9,537,574	1.95	116,312	10.810	76.25	564	40.08	38.22
11.001 - 11.500	49	5,917,735	1.21	120,770	11.292	71.73	563	45.43	39.49
11.501 - 12.000	74	7,652,283	1.56	103,409	11.819	72.40	562	49.55	40.00
12.001 - 12.500	19	2,386,063	0.49	125,582	12.281	66.80	536	72.78	40.60
12.501 - 13.000	38	2,799,002	0.57	73,658	12.938	84.45	609	8.48	42.05
13.001 - 13.500	19	1,518,575	0.31	79,925	13.324	85.57	604	7.90	40.85
13.501 - 14.000	41	2,055,815	0.42	50,142	13.902	99.86	630	4.72	41.68
14.001 - 14.500	4	127,249	0.03	31,812	14.240	100.00	623	7.82	43.05
14.501 - 15.000	4	119,055	0.02	29,764	14.679	100.00	612	31.04	39.84
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Group 2 Mortgage Loans

Distribution by FICO Score
FICO Score	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
500 or less	5	872,417	0.18	174,483	9.557	60.80	500	77.32	41.37
501 - 520	119	19,181,589	3.91	161,190	10.000	66.67	509	65.96	41.58
521 - 540	154	27,988,817	5.71	181,746	9.489	71.77	530	62.57	40.74
541 - 560	207	38,103,733	7.78	184,076	8.908	75.47	551	63.60	40.60
561 - 580	243	50,786,907	10.37	209,000	8.535	78.76	571	67.74	40.86
581 - 600	289	67,884,163	13.85	234,893	8.660	81.29	591	55.45	42.35
601 - 620	340	75,879,819	15.49	223,176	8.543	82.68	612	51.79	41.10
621 - 640	275	52,684,959	10.75	191,582	8.404	80.53	630	21.82	39.27
641 - 660	194	43,600,194	8.90	224,743	8.470	85.42	649	19.13	38.67
661 - 680	176	34,160,263	6.97	194,092	7.998	84.74	670	19.15	39.81
681 - 700	104	25,494,657	5.20	245,141	7.535	81.13	689	21.33	40.82
701 - 720	82	15,690,135	3.20	191,343	7.453	82.12	710	15.78	37.96
721 - 740	60	14,993,479	3.06	249,891	7.394	77.75	730	8.85	36.43
741 - 760	33	10,391,482	2.12	314,893	7.249	76.66	751	12.61	37.58
761 - 780	25	5,998,619	1.22	239,945	7.177	80.75	771	7.84	38.65
781 - 800	9	3,578,212	0.73	397,579	6.163	70.11	786	86.30	31.10
801 - 820	8	2,680,265	0.55	335,033	6.781	79.22	809	25.04	26.55
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
First Lien	2,096	475,139,170	96.97	226,689	8.355	79.25	617	43.54	40.19
Second Lien	227	14,830,540	3.03	65,333	11.374	99.86	666	4.73	40.98
Total	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Original LTV [1]
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
50.00 or less	110	15,219,066	3.11	138,355	8.793	40.12	591	38.81	35.75
50.01 - 55.00	49	9,568,481	1.95	195,275	8.740	52.78	592	42.03	39.82
55.01 - 60.00	86	20,070,855	4.10	233,382	8.345	58.13	597	43.97	39.39
60.01 - 65.00	102	24,922,893	5.09	244,342	8.289	63.46	596	47.40	39.92
65.01 - 70.00	173	34,785,689	7.10	201,073	8.944	69.03	585	47.35	41.22
70.01 - 75.00	190	42,158,268	8.60	221,886	8.383	73.83	597	49.00	40.95
75.01 - 80.00	532	135,460,497	27.65	254,625	7.705	79.57	649	28.25	40.21
80.01 - 85.00	180	39,961,658	8.16	222,009	8.353	84.24	591	63.19	41.60
85.01 - 90.00	452	101,474,036	20.71	224,500	8.586	89.70	617	35.60	39.58
90.01 - 95.00	95	23,367,896	4.77	245,978	8.625	94.83	616	68.43	39.96
95.01 - 100.00	354	42,980,369	8.77	121,413	10.054	99.96	639	56.41	41.28
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Group 2 Mortgage Loans

Distribution by Documentation Type
Documentation Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Full Doc	1,000	207,574,158	42.36	207,574	8.361	80.51	594	100.00	40.65
Limited Doc	59	15,633,476	3.19	264,974	8.381	80.94	625	0.00	31.06
No Doc	6	1,261,656	0.26	210,276	7.476	77.06	742	0.00	55.00
No Income No Assets	4	1,028,411	0.21	257,103	6.428	70.40	701	0.00	0.00
No Ratio	5	1,278,402	0.26	255,680	7.562	80.00	645	0.00	0.00
Stated Doc	1,249	263,193,607	53.72	210,723	8.535	79.37	637	0.00	40.40
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Cash Out Refi	1,334	300,990,267	61.43	225,630	8.442	76.56	599	48.80	40.65
Purchase	937	178,741,508	36.48	190,759	8.465	85.50	651	31.89	39.60
Rate & Term Refi	52	10,237,934	2.09	196,883	8.275	79.18	635	36.05	38.07
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Occupancy Type
Occupancy Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Owner Occupied	2,109	457,304,990	93.33	216,835	8.395	79.74	616	44.63	40.60
Investor Occupied	191	27,492,083	5.61	143,938	9.206	81.84	654	9.90	33.65
Second Home	23	5,172,636	1.06	224,897	8.987	81.75	642	14.99	40.81
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
Single Family Residence	1,647	339,407,417	69.27	206,076	8.430	79.89	616	43.87	39.91
PUD	288	64,231,853	13.11	223,027	8.587	81.04	616	41.35	42.11
2 Unit	121	32,317,145	6.60	267,084	8.310	77.00	636	29.03	41.42
Condo Unit	140	26,511,350	5.41	189,367	8.599	82.76	627	41.47	39.25
Townhouse	81	14,593,085	2.98	180,162	8.256	80.29	609	53.71	38.49
3 Unit	26	8,017,486	1.64	308,365	8.384	69.54	640	30.33	40.07
High Rise Condo	11	2,812,513	0.57	255,683	8.455	82.97	665	42.53	36.57
4 Unit	9	2,078,859	0.42	230,984	8.553	82.83	642	13.45	42.03
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Group 2 Mortgage Loans

Distribution by State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
New York	203	65,593,206	13.39	323,119	7.803	77.63	628	47.68	40.92
Southern California	212	64,367,765	13.14	303,622	7.912	77.52	643	25.53	41.67
Florida	316	62,552,710	12.77	197,952	8.876	83.26	608	44.84	40.88
New Jersey	167	40,872,624	8.34	244,746	8.627	77.52	599	39.71	40.52
Northern California	107	35,666,664	7.28	333,333	7.807	78.46	644	36.58	40.13
Maryland	133	28,304,806	5.78	212,818	8.419	79.51	604	48.43	40.53
Virginia	93	20,349,636	4.15	218,813	8.550	78.83	611	43.80	40.98
Massachusetts	79	19,745,495	4.03	249,943	8.546	80.93	615	38.19	39.68
Illinois	89	19,653,372	4.01	220,824	8.784	83.44	619	34.61	39.37
Georgia	66	12,207,179	2.49	184,957	8.514	84.68	621	58.92	38.93
Other	858	120,656,253	24.63	140,625	8.898	80.84	609	48.39	38.78
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
20772	6	1,846,492	0.38	307,749	8.171	88.18	638	28.06	43.46
90068	1	1,800,000	0.37	1,800,000	6.750	60.00	730	0.00	31.60
20735	5	1,709,879	0.35	341,976	7.965	79.71	582	85.97	41.11
90047	5	1,655,435	0.34	331,087	7.784	67.86	598	66.37	43.51
20110	3	1,586,638	0.32	528,879	8.676	85.68	611	0.00	43.52
11717	5	1,549,880	0.32	309,976	7.475	77.51	624	59.77	45.98
33470	5	1,506,740	0.31	301,348	7.640	76.81	601	76.41	43.85
92270	2	1,499,800	0.31	749,900	8.250	63.83	600	0.00	43.35
07205	4	1,425,289	0.29	356,322	7.872	90.95	588	100.00	39.68
11435	3	1,424,159	0.29	474,720	7.651	89.82	711	0.00	39.75
Other	2,284	473,965,398	96.73	207,515	8.468	79.95	618	42.40	40.17
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Original Term to Maturity
Original Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	224	16,653,329	3.40	74,345	10.951	94.31	662	5.57	40.09
181-240	14	446,888	0.09	31,921	11.698	97.20	599	96.69	44.57
301-360	2,085	472,869,493	96.51	226,796	8.355	79.35	617	43.61	40.21
Total:	2,183	476,096,876	100.00	218,093	8.448	79.53	618	43.23	40.63

Distribution by Remaining Term to Maturity
Remaining Term to Maturity (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
180 or less	224	16,653,329	3.40	74,345	10.951	94.31	662	5.57	40.09
181-240	14	446,888	0.09	31,921	11.698	97.20	599	96.69	44.57
301-360	2,085	472,869,493	96.51	226,796	8.355	79.35	617	43.61	40.21
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Group 2 Mortgage Loans

Distribution by Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
FXD - 30/15 BALLOON	214	14,662,672	2.99	68,517	11.325	97.46	667	4.70	40.60
15YR FXD	10	1,990,657	0.41	199,066	8.194	71.11	628	12.03	36.35
20YR FXD	14	446,888	0.09	31,921	11.698	97.20	599	96.69	44.57
2/6 MONTH LIBOR	898	169,882,457	34.67	189,179	8.847	78.29	598	48.35	39.39
2/6 MONTH LIBOR - 24 MONTH IO	9	4,072,255	0.83	452,473	7.012	71.16	701	0.00	34.82
2/6 MONTH LIBOR - 40 YR AMTERM	298	84,308,939	17.21	282,916	8.364	85.03	608	37.30	41.41
2/6 MONTH LIBOR -120 MONTH IO	168	53,214,151	10.86	316,751	7.701	81.32	652	34.35	40.95
30YR FXD	317	62,992,565	12.86	198,715	8.034	74.59	628	56.12	39.17
30YR FXD -120 MONTH IO	40	9,239,683	1.89	230,992	7.690	78.04	647	55.18	42.81
3/1 ARM 1 YR LIBOR	70	13,538,342	2.76	193,405	9.229	75.82	571	51.76	40.24
3/1 ARM 1 YR LIBOR - 40 YR AMTERM	25	7,395,405	1.51	295,816	8.220	81.98	606	52.33	40.05
3/1 ARM 1 YR LIBOR -120 MONTH IO	17	5,268,360	1.08	309,904	7.949	73.28	605	86.03	43.52
3/6 MONTH LIBOR	33	4,593,251	0.94	139,189	9.318	76.17	573	50.62	42.43
3/6 MONTH LIBOR - 60 MONTH IO	12	1,831,893	0.37	152,658	8.953	81.64	603	100.00	45.95
5/1 ARM 1 YR LIBOR	47	12,642,956	2.58	268,999	8.224	78.40	627	29.63	41.44
5/1 ARM 1 YR LIBOR - 40 YR AMTERM	23	6,612,739	1.35	287,510	8.375	83.50	621	42.37	43.26
5/1 ARM 1 YR LIBOR -120 MONTH IO	77	22,355,370	4.56	290,329	7.366	78.23	680	12.63	39.84
5/6 MONTH LIBOR -120 MONTH IO	2	599,000	0.12	299,500	7.949	80.00	662	0.00	45.79
FXD - 40/30 BALLOON	49	14,322,126	2.92	292,288	7.811	80.91	635	34.58	39.43
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	813	171,585,760	35.02	211,053	8.732	79.07	615	37.07	40.06
12	143	36,621,412	7.47	256,094	8.364	79.96	623	33.66	40.24
24	801	161,604,898	32.98	201,754	8.411	81.25	614	45.50	40.22
36	566	120,157,639	24.52	212,293	8.113	79.16	628	48.35	40.42
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Distribution by Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1++	1,682	359,518,496	73.38	213,745	8.271	82.09	631	37.53	40.21
1+	218	49,000,868	10.00	224,775	8.337	79.51	602	47.23	40.59
1	146	33,132,249	6.76	226,933	8.509	75.31	585	56.30	40.61
2	87	17,603,035	3.59	202,334	8.928	71.19	572	54.39	39.24
3	99	16,687,477	3.41	168,560	9.321	67.72	567	61.81	40.43
4	91	14,027,585	2.86	154,149	11.549	60.73	543	78.23	38.97
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

Group 2 Mortgage Loans

Distribution by Next Rate Adjustment Date of the Adjustable-Rate Loans
Next Rate Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
October 1, 2006	7	1,172,107	0.30	167,444	7.634	84.41	573	100.00	43.80
November 1, 2006	8	1,338,084	0.35	167,261	6.703	76.34	556	84.27	42.66
December 1, 2006	8	1,178,382	0.31	147,298	7.429	79.09	548	77.22	29.68
January 1, 2007	5	915,441	0.24	183,088	10.021	72.38	588	73.84	38.71
February 1, 2007	1	145,029	0.04	145,029	7.375	80.00	536	100.00	42.97
March 1, 2007	10	1,604,640	0.42	160,464	7.558	84.41	601	95.60	40.59
May 1, 2007	2	253,358	0.07	126,679	7.174	84.63	541	100.00	36.13
June 1, 2007	3	1,052,370	0.27	350,790	6.474	70.83	661	0.00	45.07
October 1, 2007	1	347,367	0.09	347,367	7.375	80.00	652	0.00	0.00
November 1, 2007	1	209,106	0.05	209,106	6.250	80.00	768	0.00	0.00
February 1, 2008	1	134,350	0.03	134,350	7.625	90.17	753	0.00	0.00
March 1, 2008	3	927,646	0.24	309,215	8.285	79.78	655	0.00	33.41
April 1, 2008	7	2,332,598	0.60	333,228	7.782	79.75	654	17.40	39.51
May 1, 2008	6	1,835,970	0.48	305,995	7.455	84.80	686	71.75	41.42
June 1, 2008	36	8,833,482	2.29	245,375	7.960	78.59	637	49.68	36.55
July 1, 2008	397	80,728,512	20.90	203,346	8.873	80.25	596	45.26	41.41
August 1, 2008	574	127,034,282	32.88	221,314	8.794	81.14	604	39.57	40.30
September 1, 2008	303	81,435,076	21.08	268,763	7.865	80.18	632	40.69	39.23
January 1, 2009	1	310,933	0.08	310,933	7.625	80.00	646	0.00	47.75
March 1, 2009	2	191,663	0.05	95,831	9.064	80.00	617	100.00	48.30
April 1, 2009	27	3,728,438	0.97	138,090	9.412	77.57	573	71.21	44.10
May 1, 2009	16	2,229,289	0.58	139,331	9.138	77.44	584	58.77	41.45
June 1, 2009	6	1,728,163	0.45	288,027	8.928	73.82	579	57.10	41.32
July 1, 2009	40	9,182,730	2.38	229,568	8.781	77.55	593	53.28	41.52
August 1, 2009	41	8,158,475	2.11	198,987	9.110	77.91	573	49.83	40.26
September 1, 2009	24	7,097,560	1.84	295,732	8.012	76.20	600	77.00	40.48
April 1, 2011	1	438,400	0.11	438,400	7.625	80.00	631	0.00	38.76
May 1, 2011	3	911,000	0.24	303,667	7.410	80.00	676	0.00	45.02
June 1, 2011	17	3,903,078	1.01	229,593	7.343	78.26	692	17.02	39.85
July 1, 2011	51	13,576,477	3.51	266,205	7.740	80.92	663	12.12	41.13
August 1, 2011	50	13,538,312	3.50	270,766	8.258	82.73	638	21.43	41.10
September 1, 2011	27	9,842,798	2.55	364,548	7.435	71.95	651	42.27	40.60
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Group 2 Mortgage Loans

Distribution by Gross Margin of the Adjustable-Rate Loans
Gross Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	131	38,745,983	10.03	295,771	7.121	77.24	706	9.96	39.57
4.001 - 4.500	30	7,341,871	1.90	244,729	7.591	81.56	637	20.49	40.01
4.501 - 5.000	19	3,264,668	0.85	171,825	7.807	86.38	589	70.52	40.40
5.001 - 5.500	97	24,844,305	6.43	256,127	7.554	79.89	646	21.75	38.59
5.501 - 6.000	892	205,564,367	53.21	230,453	8.511	83.46	611	42.70	40.47
6.001 - 6.500	329	75,706,391	19.60	230,111	8.631	77.44	586	53.20	41.43
6.501 - 7.000	96	16,972,021	4.39	176,792	9.480	70.88	566	54.19	40.32
7.001 - 7.500	82	13,675,695	3.54	166,777	11.068	62.01	549	75.43	38.25
7.501 - 8.000	1	30,570	0.01	30,570	9.500	90.00	648	0.00	19.79
8.001 - 8.500	1	114,063	0.03	114,063	9.600	80.00	610	100.00	49.46
10.501 - 11.000	1	55,185	0.01	55,185	8.500	75.00	519	100.00	24.93
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Distribution by Minimum Mortgage Rate of the Adjustable-Rate Loans
Minimum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
4.000 and below	109	33,784,301	8.75	309,948	7.039	76.89	708	10.62	39.53
4.001 - 4.500	27	6,951,775	1.80	257,473	7.596	80.69	645	14.51	40.25
4.501 - 5.000	21	3,502,860	0.91	166,803	7.931	86.85	588	70.90	39.84
5.001 - 5.500	98	25,136,635	6.51	256,496	7.494	79.78	651	20.28	38.28
5.501 - 6.000	843	194,892,871	50.45	231,190	8.477	83.39	611	42.68	40.50
6.001 - 6.500	341	79,649,133	20.62	233,575	8.633	78.15	589	51.84	41.33
6.501 - 7.000	114	20,668,375	5.35	181,302	9.378	72.93	572	55.08	40.15
7.001 - 7.500	89	15,263,311	3.95	171,498	10.700	63.61	555	69.79	38.68
7.501 - 8.000	14	2,628,911	0.68	187,779	8.561	77.16	637	19.23	42.80
8.001 - 8.500	12	2,077,883	0.54	173,157	9.002	85.27	621	43.85	40.03
8.501 - 9.000	4	1,045,597	0.27	261,399	9.196	83.73	597	17.30	40.56
9.001 - 9.500	2	120,799	0.03	60,399	10.511	75.86	523	100.00	38.56
9.501 - 10.000	3	454,337	0.12	151,446	11.083	74.18	572	76.24	41.30
10.501 - 11.000	1	55,185	0.01	55,185	8.500	75.00	519	100.00	24.93
11.001 - 11.500	1	83,146	0.02	83,146	8.125	80.00	677	0.00	38.01
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Group 2 Mortgage Loans

Distribution by Maximum Mortgage Rate of the Adjustable-Rate Loans
Maximum Mortgage Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
10.501 - 11.000	2	725,150	0.19	362,575	5.000	67.39	714	55.16	28.89
11.001 - 11.500	19	7,699,025	1.99	405,212	5.990	70.73	730	54.81	33.15
11.501 - 12.000	35	11,167,742	2.89	319,078	6.254	79.00	689	32.75	40.01
12.001 - 12.500	56	16,407,486	4.25	292,991	7.137	77.28	673	27.80	41.11
12.501 - 13.000	85	28,297,974	7.33	332,917	7.106	77.92	661	30.38	38.58
13.001 - 13.500	145	40,527,390	10.49	279,499	7.447	78.71	627	51.65	40.97
13.501 - 14.000	207	56,154,019	14.54	271,275	7.873	80.41	612	46.89	41.81
14.001 - 14.500	248	62,466,296	16.17	251,880	8.331	80.76	607	37.85	40.44
14.501 - 15.000	228	49,143,471	12.72	215,542	8.807	82.95	602	37.37	40.86
15.001 - 15.500	231	45,519,404	11.78	197,054	9.333	84.42	597	42.58	39.76
15.501 - 16.000	185	32,897,312	8.52	177,823	9.741	84.58	593	41.58	40.30
16.001 - 16.500	90	13,999,531	3.62	155,550	10.105	79.55	581	35.34	40.84
16.501 - 17.000	61	8,380,103	2.17	137,379	10.574	73.05	547	49.99	39.96
17.001 - 17.500	31	4,698,550	1.22	151,566	11.229	65.49	536	57.18	38.95
17.501 - 18.000	36	5,424,229	1.40	150,673	11.753	62.58	534	65.57	40.30
18.001 - 18.500	14	1,987,887	0.51	141,992	12.269	64.77	530	77.38	40.45
18.501 - 19.000	3	411,412	0.11	137,137	12.866	55.97	528	0.00	36.30
19.001 - 19.500	3	408,138	0.11	136,046	13.381	46.32	504	29.38	38.78
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Distribution by Initial Periodic Rate Cap of the Adjustable-Rate Loans
Initial Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.500	46	6,772,511	1.75	147,229	9.120	77.85	585	61.38	43.44
2.000	114	26,479,899	6.85	232,280	8.667	77.08	589	58.19	40.83
3.000	1,360	307,213,641	79.52	225,892	8.511	80.58	610	42.68	40.18
5.000	149	42,210,066	10.93	283,289	7.790	79.13	655	22.20	40.94
6.000	10	3,639,002	0.94	363,900	7.435	76.87	691	20.60	38.99
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Distribution by Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
Subsequent Period Rate Cap (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
1.000	1,362	307,738,730	79.66	225,946	8.510	80.58	610	42.56	40.18
1.500	46	6,772,511	1.75	147,229	9.120	77.85	585	61.38	43.44
2.000	271	71,803,878	18.59	264,959	8.095	78.27	632	35.76	40.82
Total:	1,679	386,315,119	100.00	230,086	8.444	80.10	614	41.63	40.35

Distribution by Interest Only Term
Interest Only Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	Wtd. Avg. DTI (%)
0	1,998	393,388,997	80.29	196,891	8.647	79.99	609	44.49	40.03
24	9	4,072,255	0.83	452,473	7.012	71.16	701	0.00	34.82
60	12	1,831,893	0.37	152,658	8.953	81.64	603	100.00	45.95
120	304	90,676,564	18.51	298,278	7.633	79.75	656	33.89	41.04
Total:	2,323	489,969,709	100.00	210,921	8.447	79.88	619	42.36	40.21

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

ABS Banking

Paul Scialabba	(212) 713-9832
Patrick Fitzsimonds	(212) 713-6271
Michael Zentz	(212) 713-6099
Sharmeen Khan	(212) 713-6252

Structuring/Collateral
Michael Leung	(212) 713-8661
Michael Boyle	(212) 713-4129
John Fernandez	(212) 713-8859
Henry Zhang	(212) 713-8589
Brian Kramer	(212) 713-1040

Syndicate/Trading

Jack McCleary	(212)-713-4330
Richard Onkey	(212)-713-4002
Joseph Ruttle	(212)-713-2252

Rating Agencies

Moody’s
Gaurav Singhania	(212) 553-3854
Standard & Poor’s
Peter Graham	(212) 438-1599
Fitch
Tara Sweeney	(212) 908-0347